UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2012

NATIONAL PATENT DEVELOPMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-50587	13-4005439
(State or other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
100 South Bedford Road, Suite 2R, Mount Kisco, NY	10549
(Address of principal executive offices)	(Zip code)

(914) 242-5700
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 (a)-(e) Completion of Acquisition or Disposition of Assets.

Merger with The Winthrop Corporation

On December 19, 2012, National Patent Development Corporation, a Delaware corporation (the “Company” or “National Patent”), completed the merger (the “Merger”) of  a wholly-owned subsidiary of the Company (“MergerSub”) with and into The Winthrop Corporation, a Connecticut corporation (“Winthrop”), pursuant to that certain  Agreement and Plan of Merger (the “Merger Agreement”) dated June 18, 2012.  A description of the Merger, and the principal transaction documents entered into in connection with the Merger, including, without limitation, the Merger Agreement, are contained in the Company’s Form 8-K filed on June 19, 2012 ( the “June 8-K”) and are incorporated herein by reference.  All terms not otherwise defined herein have the definitions set forth in the Merger Agreement and the June 8-K.

In accordance with the Merger Agreement, on or before July 18, 2012, the Support Agreement Securityholders holding at least 92% of the outstanding voting power of Winthrop immediately prior to the Effective Time of the Merger entered into the Support Agreement pursuant to which such Support Agreement Securityholders agreed to, among other things, the indemnification provisions described in the June 8-K.  In addition, as of the Closing Date, Winthrop received and provided to the Company the required consents to Advisory Contracts representing sufficient Winthrop revenues so that no purchase price adjustment occurred in accordance with the Merger Agreement.

On June 22, 2012, the Board of Trustees of each Winthrop-sponsored mutual fund approved the Management Change for each such fund and on September 13, 2012, the shareholders of each such Winthrop-sponsored mutual fund approved the Management Change for each such fund.  In addition, prior to the closing date Winthrop received all other required regulatory approvals, including  approval by the Financial Regulatory Authority, Inc. (“FINRA”) relating to the change of control of Winthrop’s broker-dealer subsidiary.

On the Closing Date, 881,206 shares of Company Common Stock were issued by the Company as Merger Consideration to those holders of Winthrop Common Stock who elected to receive Company Common Stock as Merger Consideration and the Company paid cash totaling $4,852,000 to those holders of Winthrop Common Stock who elected to receive cash as Merger Consideration.  As of the Closing Date, the Company entered into the Investors’ Rights Agreement with the Key Company Employees and each former Winthrop shareholder who elected to receive Company Common Stock as Merger Consideration.  The material provisions of the Investors’ Rights Agreement are described in the June 8-K.  Pursuant to the Merger Agreement and the Investors’ Rights Agreement, holders of Winthrop Common Stock who elected to receive Company Common Stock as Merger Consideration are subject to a three-year transfer restriction on such Company Common Stock.  In accordance with the Merger Agreement prior to the Closing, the Company obtained a ten year, $5,000,000 keyman insurance policy on the life of Peter M. Donovan.

Item 2.01 (f)

The information required pursuant to Item 2.01(f) is contained below in Item 5.06 under the heading “Form 10 Disclosure Information.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the arrangements described in the June 8-K, effective as of the Closing Date Mr. Donovan was appointed to the Company’s Board of Directors.  The Company’s June 8-K describes additional obligations of the Company and Mr. Eisen relating to Mr. Donovan’s service on the Company’s Board of Directors, and such information is hereby incorporated by reference.  For a description of certain relationships between the Company and Mr. Donovan, see “Certain relationships and related transactions, and director independence-Transactions with Peter Donovan” below.

Item 5.06 Change in Shell Company Status

As a result of the completion of the Merger described in Item 2.01 above, the Company is no longer a “shell company” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2 under the Securities Exchange Act , as amended (the “Exchange Act”).  As more fully described below, substantially all of the Company’s business operations are carried out through Winthrop and its subsidiaries, the Wright Companies (as defined below).

Form 10 Disclosure Information

The following information is presented in accordance with Item 2.01(f) of Form 8-K and relates to our Company after completion of the Merger, unless otherwise specifically indicated.

Description of Business

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements.  Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results.  The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “could,” “project,” “predict,” “expect,” “estimate,” “continue,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements.

These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  These statements are based upon our opinions and estimates as of the date they are made.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, such forward-looking statements are subject to known and unknown risks and uncertainties that may be beyond our control, which could cause actual results, performance and achievements to differ materially from results, performance and achievements projected, expected, expressed or implied by the forward-looking statements.  While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this report.

Factors that may cause actual results to differ from historical results or those results expressed or implied, include, but are not limited to, those listed below under “Risk Factors”, which include, without limitation, the risk that the expected benefits of the Merger may not be achieved and may therefore make an investment in our securities less attractive to investors.

If this or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially.  You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.

We undertake no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

National Patent’s Business

Background

The Company was incorporated on March 10, 1998 as a wholly-owned subsidiary of GP Strategies Corporation (“GP Strategies”) and in November 2004, the Company’s Common Stock was spun-off to holders of record of GP Strategies’ common stock and GP Strategies Class B capital stock.  The Company’s Common Stock is quoted on the OTC Bulletin Board and is traded under the symbol “NPDV”.

Historically, the Company’s assets consisted of its ownership of a home improvement distribution business through its then wholly-owned subsidiary Five Star Products, Inc. (“Five Star Products”).  At such time, a substantial portion of the Company’s assets consisted of cash and cash equivalents and it also owned certain non-strategic assets, which primarily consisted of certain real estate and an investment in the optical plastics molding and precision coating businesses of MXL Operations, Inc.

On January 15, 2010, the Company completed the sale (the “Five Star Sale”) to The  Merit Group, Inc. (“Merit”) of all of the issued and outstanding stock (the “Five Star Stock”) of  Five Star Products, the holding company and sole stockholder of Five Star Group, Inc. (“Five Star Group”), for cash pursuant to the terms and subject to the conditions of the Stock Purchase Agreement between the Company and Merit, dated as of November 24, 2009.

Upon the consummation of the Five Star Sale, the Company became a “shell company”, as defined in Rule 12b-2 under the Exchange Act of 1934 and has been actively exploring acquiring interests in one or more operating businesses on terms that the Company’s Board of Directors determined to be in the best interest of the Company and its stockholders.

Overview

The Company’s assets currently consist of its 100% ownership interest in Winthrop and cash and cash equivalents, which prior to completion of the Merger totaled approximately $24.8 million at September 30, 2012.  The Company utilized $4,852,000 of its cash to pay Merger Consideration to those holders of Winthrop Common Stock who received cash in the Merger.  In addition, upon the closing of the Merger, the Company paid to certain executives of Winthrop an aggregate of $878,500 in cash as Stay/Client Retention Bonuses.  The Company intends to use its remaining cash and cash equivalents to acquire interests in one or more operating businesses in the asset management space that it believes will be synergistic with Winthrop and to fund the Company’s general and administrative expenses.

The Company owns certain non-strategic assets, including a 19.9% interest in MXL Operations, Inc. and interests in land and flowage rights in undeveloped property in Killingly, Connecticut.  The Company monitors these investments for impairment by considering current factors, including the economic environment, market conditions, operational performance and other specific factors relating to the business underlying the investment, and records impairments in carrying values when necessary.

Substantially all of the Company’s business operations are carried out through Winthrop and its subsidiaries, the Wright Companies, as described below.

 Employees

The Company employed a total of 4 employees as of September 30, 2012, of whom all were full-time employees.

The Winthrop Business

Overview

Winthrop, through its wholly-owned subsidiaries Wright Investors’ Service, Inc. (“Wright”), Wright Investors’ Service Distributors, Inc. (“WISDI”) and Wright’s wholly-owned subsidiary, Wright Private Asset Management, LLC (“WPAM”) (collectively, the “Wright Companies”), offers investment management services,  financial advisory services and investment research to large and small investors, both taxable and tax exempt.  For more than 50 years, the Wright Companies have assisted institutions, plan sponsors, bank trust departments, trust companies and individual investors in achieving their financial objectives.  The management approach is to invest assets prudently by balancing risk and return.

Investment Management Services

At the center of the Wright Companies’ investment process is the Wright Investment Committee.  The Committee consists of a select group of senior investment professionals who are supported by an experienced staff.  This staff provides multilevel analyses of the economy and investment environments.  Their analysis includes a report and projection of corporate earnings and interest rates and an assessment of the impact of the economic forecasts on market sectors, individual securities and client portfolios.

Wright markets its investment management products and services to plan sponsors, trade unions, endowments, corporations, state and local governments, municipalities and foundations.  The Wright products include equity, fixed income and balanced portfolios for various plan types, including defined benefit, annuity, self-directed and 401(k), health and welfare and education and training plans. In addition, Wright helps bank trust departments and trust companies satisfy part or all of their investment management functions.  Wright delivers fiduciary level investment management services to these institutions’ clients by providing active oversight of each account's asset allocation and security selection.  Its offerings include investment management solutions utilizing individual securities or mutual funds. Mutual fund models developed by Wright utilize a combination of Wright Mutual Funds as well as mutual funds from other investment managers.

WPAM offers programs to support high net worth investors and other individual investors.  WPAM manages a variety of accounts including: discretionary investment accounts, individual retirement accounts (IRAs), 401k plans and accounts for non-corporate fiduciaries, such as trustees, executors, guardians, personal representatives, attorneys and other professionals who are responsible for the assets of others and must manage those assets in accordance with the Prudent Investor Act.  This investment process, developed and monitored by the Wright Investment Committee, and related investment strategies, are utilized to address the objectives of WPAM clients.

Wright-Managed Mutual Funds

Wright, through its WISDI affiliate, offers a diversified family of mutual funds. Wright Mutual Funds are utilized by the Wright Companies and others to build or supplement managed investment portfolios designed to address clients’ financial objectives. Following is a brief description of the five Wright-managed mutual funds.

Wright Major Blue Chip Fund (WQCEX).  The fund invests primarily in larger companies on the Approved Wright Investment List (“AWIL”) which meet or exceed the fundamental standards of investment quality established by Wright, or are leaders in their industry, and which have a superior investment outlook.  The fund’s investment objective is long-term total return consisting of price appreciation plus income.  The fund’s benchmark is the S&P 500 index.

Wright Selected Blue Chip Fund (WSBEX).  The fund invests primarily in mid-cap companies on AWIL which meet or exceed the fundamental standards of investment quality established by Wright, or are leaders in their industry, and which have a superior investment outlook.  The fund’s investment objective is long-term total return consisting of price appreciation plus income.  The fund’s benchmark is the S&P 400 index.

Wright International Blue Chip Equities Fund (WIBCX).  The fund invests in well-established non-U.S. companies that meet strict quality standards.  The fund may purchase equity securities traded on foreign exchanges or traded in the U.S. through American Depository Receipts (ADRs).  The fund’s investment objective is long-term total return consisting of price appreciation plus income.  The fund’s benchmark is the MSCI Developed World ex-U.S. Index.

Wright Current Income Fund (WCIFX).  The fund invests in mortgage pass-through securities of the Government National Mortgage Association (GNMA) and may invest in other debt obligations issued or guaranteed by the U.S. government or any of its agencies. The fund’s investment objective is a high level of current income consistent with moderate fluctuations of principle.  The fund’s benchmark is the Barclay’s GNMA index.

Wright Total Return Bond Fund (WTRBX).  The fund invests in U.S. government and investment-grade corporate fixed income securities.  The average weighted maturity will vary from one to 30 years depending on the economic outlook and expected trend of interest rates.  The fund’s investment objective is a superior rate of total return consisting of income plus price appreciation.  The fund’s benchmark is the Barclay’s U.S. Aggregate Index.

Research Products

Winthrop, doing business as Wright Investors Service, was originally founded as a research organization in 1960.  Winthrop develops and publishes investment research reports on over 35,000 companies worldwide along with its established investment commentaries on the economy and investment markets. The main components of Winthrop’s research products consist of fundamental company data and the proprietary Wright Quality Ratings®.  The Winthrop developed research products are marketed primarily to institutional investors.  These reports are primarily distributed through investment industry distributors such as Thomson Reuters, CapitalIQ and FactSet Research Systems, and to Winthrop’s own investment management clients.

The primary investment research products provided for sale and distribution by Winthrop to investors are:

1.  Wright Reports. A comprehensive research report with up to ten years of fundamental information that is presented in a consistent (i.e., unified) format for over 35,000 companies in 63 countries.

2.  One-Page Report.  A concise company specific single page report with up to ten years of history that contains valuation ratios, earnings and dividends.

3.  Wright Industry Averages Reports.  Consolidated reports prepared on a Global and Regional basis for a select number of industries.  Data for the companies that comprise the industry composites are extracted from the Wright Reports’ data files for the underlying companies.

4.  CorporateInformation.com. An online commercial website which offers subscription access to the entire universe of Wright Reports. A single company report can also be purchased on the website.

5.  Wright Fiduciary Lists.  Winthrop produces and markets, as part of Winthrop’s Research Service, the AWIL and Supplemental List.  AWIL consists of those domestic and international companies that meet Wright’s investment quality standards.  The Supplemental List contains other domestic and international companies that are fiduciary grade but fail to meet certain of Wright’s AWIL standards.  The research package, in addition to the fiduciary lists, includes economic and investment market reports plus access to the universe of companies contained in CorporateInformation.com. Also included is Winthrop’s concise One-Page Report.

Competition

The investment advisory, investment management and investment research industries are highly competitive. There are few barriers to entry for new firms, and consolidation within the industry continues to alter the competitive landscape. We continuously encounter competitors in the marketplace who offer similar investment strategies and services. Although no one company dominates the asset management industry, many companies are larger, better known and have greater resources than we do.  We compete with a large number of global and U.S. investment advisers, commercial banks, broker/dealers, insurance companies and other financial institutions. Many of our competitors offer more investment strategies and services than we do and have substantially greater assets under management.

We compete primarily on the basis of investment philosophy, investment performance, range of investment strategies and features, reputation, quality of client service, fees charged, the level and type of compensation offered to key employees, and the manner in which investment strategies are marketed. We believe that our investment style, investment strategies, and distribution channels enable us to compete effectively in our industry. While we believe we will continue to be successful in growing our assets under management (“AUM”), it may be necessary to expend additional resources to compete effectively. Our competitive success will depend upon our ability to develop and market investment strategies, adopt or develop new technologies, and continue to expand our relationships with existing clients and attract new clients. Our ability to compete also depends on our ability to attract and retain key employees while managing our compensation and other costs.

Customers

Our investment advisory client base consists of a large number of geographically diverse clients across many industries. We provide investment management services to a broad range of clients, including mutual funds, retirement plans, public pension funds, endowments, foundations, financial institutions and high net worth individuals. We strive to expand our client base by attracting new clients and earning additional business from our existing clients. As of October 31, 2012, no one client’s assets managed by us represented more than 10% of our AUM.

Our client base for research services consists of individuals and companies who access our reports through various distributors or through our own website, www.corporateinformation.com. Historically, approximately 85% of our research revenue has been derived from Thomson Reuters.

  Intellectual Property

We maintain a number of trademarks, copyrights, trade secrets and licenses to intellectual property owned by others.  Our trademarks relate to our company names and certain products we provide and expire at various dates ranging from 2013 to 2020.  Although in aggregate our intellectual property is important to our operations, we do not consider any single trademark, copyright, trade secret or license to be of material importance to any segment or to our business as a whole.

Governmental Regulations

Our business is subject to various federal and state laws and regulations.  Under these laws and regulations, agencies that regulate investment advisers have broad administrative powers, including the power to limit, restrict or prohibit an investment adviser from carrying on its business in the event the adviser fails to comply with such laws and regulations. Possible sanctions that may be imposed include civil and criminal liability, the suspension of individual employees, limitations on engaging in certain lines of business for specified periods of time, revocation of investment adviser and other registrations, censures and fines.

Each of Winthrop, Wright and WPAM is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”). As SEC registered investment advisers, Winthrop, Wright and WPAM are subject to the requirements of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), the SEC’s regulations thereunder, and examination by the SEC. Requirements relate to, among other things, fiduciary duties to clients, engaging in transactions with clients, disclosure obligations, record keeping and reporting obligations, and general anti-fraud prohibitions. Moreover, in Wright’s role as the investment advisor to mutual funds, Wright is subject to the requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), the SEC’s regulations thereunder, and examination by the SEC.    The Investment Company Act regulates the relationship between a mutual fund and its investment adviser and imposes obligations, including detailed operational requirements for both the funds and their advisers, which are in addition to those imposed by the Investment Advisers Act.   Additionally, an investment adviser’s advisory agreement with a registered fund may be terminated by the fund on not more than 60 days’ notice, and is subject to renewal annually by the fund’s board after an initial two-year term

Under the Investment Advisers Act, investment advisory agreements may not be assigned without the client’s consent. Under the Investment Company Act, investment advisory agreements with registered funds, such as the funds that Wright advises, terminate automatically upon assignment. The term “assignment” is broadly defined and includes direct assignment as well as assignments that may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling interest in Wright.  The SEC is authorized to institute proceedings and impose sanctions for violations of the Investment Advisers Act and the Investment Company Act, ranging from fines and censures to termination of an investment adviser’s registration. The failure of the Wright Companies, or the registered funds for which Wright serves as the investment adviser, to comply with the requirements of the SEC could have a material adverse effect on us.

To the extent that any of the Wright Companies is a “fiduciary” under the Employment Retirement Act of 1974, as amended (“ERISA”) with respect to benefit plan clients, it is subject to the requirements of ERISA, and to regulations promulgated by the U.S. Department of Labor thereunder. ERISA and applicable provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”),  impose certain duties on persons who are fiduciaries under ERISA, prohibit certain transactions involving ERISA plan clients, and provide monetary penalties for violations of these prohibitions. Failure to comply with these requirements could have a material adverse effect on our business.

Our subsidiary, WISDI is registered as a broker/dealer with the SEC and is a member of FINRA.  As a registered broker/dealer, WISDI is subject to the regulation by the SEC.  However, much of the regulation of broker/dealers has been delegated to self-regulatory organizations, primarily FINRA.  These self-regulatory organizations adopt rules, subject to approval by the SEC, which govern their members and conduct periodic examinations of member firms’ operations.  Broker/dealers are also subject to regulation by state securities commissions in the states in which they are registered.

Our trading activities for client accounts are regulated under the Exchange Act, as well as the rules of various U.S. and non-U.S. securities exchanges and self-regulatory organizations, including laws governing trading on inside information, market manipulation and a broad number of trading requirements (e.g., volume limitations and reporting obligations) and market regulation policies in the United States and abroad.

The preceding descriptions of the regulatory and statutory provisions applicable to us are not complete and are qualified in their entirety by reference to their respective statutory or regulatory provisions.

Regulatory Reform

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “DFA”) was signed into law in the United States. The DFA is expansive in scope and requires the adoption of extensive regulations and numerous regulatory decisions in order to be implemented. The ultimate adoption of these regulations and decisions will determine the impact of the DFA on us. It is difficult to predict the ultimate effects that the DFA, or subsequent implementing regulations and decisions, will have upon our business and results of operations. The DFA and its regulations, other new laws or regulations, changes in rules promulgated by either the SEC or federal and state regulatory authorities or self-regulatory bodies, or changes in the interpretation or enforcement of existing laws and rules could materially and adversely impact the scope or profitability or our business.

Employees

At October 31, 2012, Winthrop employed 36 full-time employees, including 8 investment management, research and trading professionals, 9 marketing and client service professionals and 19 operations and business management professionals. None of our employees are subject to any collective bargaining agreements.

Risk Factors

As an investment management firm, risk is an inherent part of our business.  Global markets, by their nature, are prone to uncertainty and subject participants to a variety of risks.  Our business, financial condition, operating results or non-operating results could be materially adversely affected, or our stock price could decline as a result of any of the following risks:

Risks Relating to Wright’s Business and Competition

Our business revenue is dependent on fees earned from the management of client accounts and the distribution of financial and research products and services.

A significant portion of our revenues is derived from fees generated from the investment management of client accounts.  Client account terminations or increased investor redemptions would reduce the level of fees collected from the investment management services we provide.  Investment management fees received may also decline over time due to factors such as: increased competition, renegotiation of investment advisory agreements and the introduction of new, lower-priced investment products and services.  Changes in account market values or in the fee structure of asset management accounts could negatively affect our revenues and our business and financial condition.  Asset management fees are typically based on the level of assets under management, which in turn are affected by the net inflows and outflows of client funds and changes in the market values of securities held.  Below average investment performance could result in a loss of managed accounts (and associated fee revenue) and make it more difficult to attract new clients, thus further affecting our business and financial condition.  Additionally, in periods of market declines, the level of assets under management may correspondingly decline, resulting in lower fee revenue.

A portion of our revenues is derived from the distribution of financial products, such as mutual funds.  Changes in the investment performance, structure or amount of the fees paid by the sponsors of these products could directly affect our revenue and our business and financial condition.  Poor service or performance of the financial products that we offer or competitive pressures on pricing of such services or products may result in the loss of accounts and related revenue.  We must also monitor the pricing of our services and financial products in relation to our competitors.  On a periodic basis there may be a need to adjust our fee structure in order to remain competitive.  Competition from other financial services firms could adversely impact our business.  The decrease in revenue that could result from any of the events described in this paragraph could have a material adverse effect on our business.

Revenues are also derived from the distribution of investment research directly and through several third parties who act as distributors of such research content.  The fees paid by the end client are divided between Winthrop and the distributor.  Existing agreements in place with third party distributors allow for the renegotiation of the revenue split, which could result in a decline in revenue to Winthrop.  See “Management’s Discussion and Analysis- Revenue- Revenue from Financial research and related data - Nine Months Ended September 30, 2012 Compared to September 30, 2011.”  The underlying data we utilize to produce our investment research is obtained from a third-party at no cost to us.  However in 2014, we will have to start paying for updates to the data (at most favored vendor cost) and in 2024 such agreement will terminate.  The revised terms of such agreement may alter our ability to produce investment research on favorable terms and may cause our revenue from the sale of such research products to decline.

Our investment advisory contracts may be terminated or may not be renewed by clients, and clients may withdraw assets from our management.

Separate account clients may terminate their investment advisory contracts with the Wright Companies or withdraw funds on short notice and investors in Wright’s mutual funds may withdraw on a daily basis.  The Wright Companies have, from time to time, lost separate accounts and could, in the future, lose accounts or significant assets due to various circumstances, such as adverse market conditions or poor performance.

Additionally, Wright manages its U.S. mutual funds under investment advisory agreements with the funds that must be renewed and approved by the funds’ boards of trustees annually after an initial two-year term.  A majority of the trustees of each such fund’s board of trustees are independent from us.  Consequently, there can be no assurance that the board of trustees of each fund managed by Wright will approve the fund’s investment advisory agreement each year, or will not condition its approval on the terms of the investment advisory agreement being revised in a way that is adverse to Wright.

We rely on outsourced service providers to perform key functions.

We rely on outsourced service providers to perform certain key technology, processing and support functions.  Any significant failures by these service providers could cause us to experience losses and incur reputational harm.  If we need to replace any of these service providers, we may face business disruptions and higher costs.  While we believe that we have the resources to make such transitions with minimal disruption, it is difficult to accurately predict the expense and time that would be required.  The disruption caused by a change in our service providers could have a material adverse effect on our business.

We also depend on a number of key vendors for various fund administration, accounting, custody and transfer agent roles and other operational needs.  Our failure or inability to diversify our sources for key services or the failure of any key vendors to fulfill their obligations could lead to operational issues or adversely affect certain of our funds, which could result in financial losses and/or the loss of investors in  our funds.

We may be exposed to litigation and reputational risks due to misconduct or errors by our employees or advisors.

Many aspects of our business involve substantial liability risks, arising from our normal course of operations. Risks associated with potential litigation are often difficult to assess or quantify.  The existence and magnitude of potential claims often remain unknown for significant periods of time.  We cannot dismiss the possibility of misconduct and errors committed by our employees and advisors.  Precautions that we take to prevent and detect these activities may not be effective in all cases.  There is also the possibility that employees may not fully understand our clients’ needs or risk tolerances.  Such failures, for example, may result in the recommendation or purchase of a portfolio of assets that is not suitable for the client.  To the extent we fail to know a client’s objectives or improperly advise it, we could be found liable for losses or unrealized gains anticipated by the client.  Such occurrences could harm our reputation and profitability and result in financial loss (some or all of which is not covered by insurance policies).  When clients retain us to manage assets or provide products or services on their behalf, they often specify guidelines or contractual requirements that we are required to observe in the provision of our services.  A failure to comply with these guidelines or contractual requirements could result in damage to our reputation or in our clients seeking to recover losses, withdrawing their assets or terminating their contracts with us, any of which could cause Wright’s revenues and earnings to decline. Misconduct and errors by our employees and our advisors could potentially result in legal violations by us, regulatory sanctions and serious reputational and/or financial harm.  There cannot be complete assurance that misconduct and errors by our employees and advisors will not result in a material adverse effect on our business.

Maintaining our reputation is critical to the maintenance and acquisition of clients, fund investors and employees.  Failure or perception of failure in dealing with reputational issues could seriously harm our business prospects.  These issues include, but are not limited to, potential conflicts of interest, legal and regulatory requirements, ethical issues, money-laundering, privacy, record-keeping, sales and trading practices, and the proper identification of the legal, reputational, credit, liquidity, and market risks inherent in our products.  Any negative publicity that may arise from any of such issues may also result in diminished business prospects.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risks, including risks from conflicts of interest.

We manage, monitor and control our operational, legal and regulatory risk through operational and compliance reporting systems, internal controls, management review processes and other mechanisms.  There can, however, be no assurance that our procedures will be completely effective. Furthermore, our risk management methods may not effectively predict future risk exposures, which could be significantly greater than in the past.  A failure to adequately manage our growth, or to effectively manage our risk, could materially and adversely affect our business and financial condition.

Our risk management processes include procedures and controls, currently in place, to address conflicts of interest that may arise in our business.  The failure, real or perceived, to adequately address conflicts of interest could affect our reputation, the willingness of clients to transact business with us and/or give rise to litigation or regulatory actions.  There can be no assurance that conflicts of interest that may arise will not cause material harm.

Inadequacy or disruption of our disaster recovery plans and procedures in the event of a catastrophe could adversely affect our business.

Our principal operations are located in Milford, Connecticut.  While we have a business continuity and disaster recovery plan, our operations could be adversely affected by hurricanes, snowstorms or other serious weather conditions, breach of security, loss of power, telecommunications failures, terrorist or other natural or man-made events that could affect the processing of transactions, communications and the ability of our associates to work effectively in our offices or elsewhere.  A catastrophic event could have a direct material adverse effect on our business by adversely affecting our employees or facilities, or an indirect impact on our business by adversely affecting the financial markets or the overall economy.  If our business continuity and disaster recovery plans and procedures were disrupted or unsuccessful in the event of a catastrophe, we could experience a material adverse interruption of our operations.

Our businesses depend on technology.

Our businesses rely extensively on electronic data processing and communications systems.  The effective use of technology increases efficiency and enables the firm to reduce costs while providing service to our clients.  Adapting or developing our technology systems to meet new regulatory requirements, client needs, and competitive threats is critical for our business.  Introducing technological upgrades can be challenging, and there are significant technical and financial costs and risks related to the development or adoption of new technology, including that we may be unable to use new technologies effectively or modify our applications to meet changing industry standards.

Our continued success will depend, in part, upon our ability to successfully maintain and upgrade the capability of our systems.  Our technology systems must keep pace with the needs of our clients and we must maintain a work environment that will allow us to attract and retain skilled information technology professionals.  Failure of our systems, which could result from events beyond our control, or an inability to effectively upgrade those systems or implement new technology-driven products or services, could result in financial losses, liability to clients and damage to our reputation.

Our operations rely on the secure processing, storage and transmission of confidential and other information.  While we take protective measures and endeavor to modify our systems as circumstances warrant, the computer systems, software and networks may be vulnerable to human error, natural disasters, power loss, spam attacks, unauthorized access, distributed denial of service (“DDOS”) attacks, computer viruses and other malicious code and other disruptive events that could impact security and/or continuity of service.  The occurrence of one or more of these events could compromise our own or our clients’ or counterparties’ confidential and other information processed, stored in and transmitted through our computer systems and networks.  It is also possible that these occurrences could cause interruptions or malfunctions in our own, our clients’, our counterparties’ or third parties’ operations or systems.  We may need to expend significant resources to analyze and strengthen our protective systems and safeguards against existing and developing threats.  Additionally we may be subject to litigation and financial loss some or all of which is not covered by insurance policies as a result of one or more of these events.

Growth of our business could increase our costs and subject us to regulatory risks.

We may incur significant expenses related to the organic growth of our existing businesses or due to the integration of strategic acquisitions or investments that might arise from time to time.  Our overall profitability would be negatively affected if the expenditures associated with such growth do not generate sufficient revenue to offset these costs.

Organizational growth may also create a need for additional compliance, documentation, risk management and internal control procedures.  We may need to hire additional personnel to monitor such procedures.  If our personnel or such procedures are not adequate to appropriately monitor business growth, we could be exposed to a material loss or possible regulatory sanctions.

We face intense competition.

We are engaged in a highly competitive industry.  We compete on the basis of a number of factors, including the ability of our investment professionals and associates to perform, the quality of our products and services, and our reputation in various markets.  To remain competitive, our future success also depends in part on our ability to develop and enhance our products and services.  Additionally, the adoption of new internet, networking and telecommunication technologies could require us to incur substantial expenditures to enhance or adapt our products, services or infrastructure.  An inability to develop new products and services, or enhance existing offerings, could have a material adverse effect on profitability.

Over time there has been substantial consolidation and convergence among companies in the financial services industry which has significantly increased the capital base and geographic reach of our competitors.  Our ability to develop and retain our client base depends on the reputation, judgment, business generation capabilities and skills of our employees.  Competition for personnel within the financial services industry is intense.  There can be no assurance that we will be successful in our efforts to recruit and retain required personnel.  As competition for skilled professionals in the industry increases, we may have to devote significantly more resources to attract and retain qualified personnel.  This investment could have an adverse effect on our profitability, liquidity and financial condition.  Additionally, our success is dependent in large part upon the services of several senior executives.  If any of our senior executives should terminate their employment and we are unable to find suitable replacements promptly, our business and operational results may be detrimentally impacted.

Legal and Regulatory Risks

Failure to comply with capital requirements could subject us to suspension, revocation or fines by the SEC, FINRA or other regulators.

Our subsidiary, WISDI, is registered as a broker-dealer under the Exchange Act and is subject to regulation by FINRA, the SEC and various state agencies.  Among other regulations, WISDI is subject to the SEC’s net capital rule, which requires a broker-dealer to maintain a minimum level of net capital.  The particular level varies depending upon the nature of the activity undertaken by a firm.  At September 30, 2012, WISDI exceeded its minimum net capital requirement.  The net capital rule is designed to enforce minimum standards regarding the general financial condition and liquidity of a broker-dealer.  In computing net capital, various adjustments are made to net worth which excludes assets not readily convertible into cash.  The rule also requires that certain assets, such as a broker-dealer’s position in securities, be valued in a conservative manner to avoid over-inflation of the broker-dealer’s net capital.  A significant operating loss or any charge against net capital could adversely affect the ability of our broker-dealer to expand, or depending on the magnitude of the loss or charge, maintain its then present level of business.  FINRA may enter the offices of a broker-dealer at any time, without notice, and calculate the firm’s net capital.  If the calculation reveals a net capital deficiency, FINRA may immediately restrict or suspend some or all of the broker-dealer’s activities.  Our broker-dealer subsidiary may not be able to maintain adequate net capital, or its net capital may fall below requirements established by the SEC and subject us to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether.  Under certain circumstances, the net capital rule may limit our ability to make withdrawals of capital and receive dividends from WISDI.

We operate in a highly regulated industry and our failure to comply with regulatory requirements could subject us to penalties and sanctions which could adversely affect our business and financial condition.

The securities industry is subject to extensive regulation.  Investment advisors and broker-dealers are subject to regulations covering all aspects of the securities business including, but not limited to, sales and trading methods, use and safekeeping of customers’ funds and securities, anti-money laundering efforts, record keeping and the conduct of directors, officers and employees.  If laws or regulations are violated, we could be subject to one or more of the following: civil liability, criminal liability, sanctions which could include the revocation of our subsidiaries’ investment adviser and broker-dealer registrations, the revocation of employee licenses, censures, fines or a temporary suspension or permanent bar from conducting business.  Even if laws or regulations are not violated, the applicable regulatory and self-regulatory agencies (such as the SEC and FINRA may investigate possible violations, which could divert management and monetary resources.  Any of those events could have a material adverse effect on our business, financial condition and prospects.

Changes in federal, state or foreign tax laws, or the interpretation or enforcement of existing laws and regulations, could adversely impact operational results.  Regulatory actions brought against us may result in judgments, settlements, fines, penalties or other liabilities and could lead to litigation by our clients.  These occurrences could have a material adverse effect on our business, financial condition and results of operation or cause us serious reputational harm.

Changes in regulations resulting from either the Dodd-Frank Act or any new regulations may adversely affect our business.

Significant developments in the investment markets and economy over the past several years have led to new legislation and numerous proposals for changes in the regulation of the financial services industry.  These proposals include the implementation of substantial additional legislation and regulatory controls in the U.S. and abroad.  The Dodd-Frank Act enacted sweeping changes in the supervision and regulation of the financial services industry.  These changes were designed to provide for greater oversight of financial industry participants, reduce risk in banking practices and in securities and derivatives trading, enhance public company corporate governance practices and executive compensation disclosures, and provide for greater protection of individual consumers and investors.  Certain elements of the Dodd-Frank Act became effective immediately in 2010, while the details of many of the other provisions are subject to additional study and final rule writing by various regulatory agencies.  The ultimate impact that the Dodd-Frank Act will have on the Wright Companies, the financial industry and the economy cannot be known until all such rules and regulations called for under the Dodd-Frank Act have been finalized and implemented.

The Dodd-Frank Act may impact the manner in which we market our products and services, manage our business and its operations and interact with regulators.  The provisions of this Act when fully implemented could materially impact our results of operations, financial condition and liquidity.  The Dodd-Frank Act and other new laws and regulations can be expected to place greater compliance and administrative burdens on the Wright Companies, which likely would increase our expenses without increasing revenues and could adversely impact our business operations.  In addition, new regulations could require the Wright funds to reduce the level of certain mutual fund fees paid to Wright or WISDI or require us to bear additional expenses, which would affect our operating results.  Further, adverse results of regulatory investigations of mutual fund, investment advisory and financial services firms could tarnish the reputation of the financial services industry generally and mutual funds and investment advisers more specifically, causing investors to avoid further fund investments or redeem their account balances. Redemptions would decrease the assets under management by the Wright Companies, which would reduce our advisory revenues and net income.

Failure to comply with restrictions imposed under ERISA and Internal Revenue Code with respect to certain plans could result in penalties against us.

To the extent that a client is an employee benefit plan that is subject to the fiduciary requirements of Title I of ERISA or a plan or individual retirement account (IRA) that is subject to Section 4975 of the Internal Revenue Code we are subject to the requirements and restrictions imposed by such laws. In particular, to the extent that we act as a fiduciary to such benefit plans and IRAs, we must perform our fiduciary duties for them in accordance with the strict requirements of ERISA and the Internal Revenue Code and must avoid certain transactions that are prohibited under those laws. Our failure to comply with these requirements could subject us to significant liabilities and excise taxes that could have a material adverse effect on our business.

The soundness of other financial institutions and intermediaries could adversely affect us.

We face the risk of operational failure, termination or capacity constraints of any of the broker-dealers or other financial intermediaries that we use to facilitate our securities transactions or that maintain custody of our clients’ assets.  As a result of the consolidation over the years by financial intermediaries, our reliance on certain financial institutions has increased.  This increased dependence could impair our ability to locate adequate and cost-effective alternatives should the need arise.  The failure, termination or constraints imposed by these intermediaries could adversely affect our ability to execute transactions, service our clients and manage our risk exposure.

Our ability to engage in routine trading and funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions.  Most financial services institutions are interrelated as a result of trading, clearing, funding, counterparty or other relationships. We have exposure to many investment industry counterparties, through which we routinely execute transactions.  These counterparties include: brokers and dealers, commercial banks, mutual funds and others.  Consequently, defaults, rumors or disparaging questions about the financial condition of, one or more financial services institutions, or the financial services industry generally, could lead to losses or defaults by us or related institutions. Many of these transactions expose us to credit risk in the event of default or acquisition of our counterparties or clients.

Risks Related to National Patent

Risks Related to Strategic Acquisitions and the Integration of Acquired Operations for National Patent

We may be unable to successfully integrate additional acquired businesses into our existing business and operations, which may adversely affect our cash flows, liquidity and results of operations.

The Company intends to acquire interests in one or more operating businesses in the asset management space that it believes will be synergistic with Winthrop.  This strategy may not be effective, and failure to successfully develop and implement this strategy may decrease earnings and harm the Company’s competitive position in the investment management industry.  We may not be able to find suitable businesses to acquire at acceptable prices, and we may not be able to successfully integrate or realize the intended benefits from any such acquisitions.  In addition, we may issue our stock as consideration for such acquisitions, which could cause the market price for our common stock to decline.

We may be adversely affected if the firms we acquire do no perform as expected.

Even if we successfully complete acquisitions in the asset management space and successfully integrate the acquired businesses, we may be adversely affected if the acquired firms do not perform as expected.  The firms we acquire may perform below expectations after the acquisition for various reasons, including the loss of key clients, employees and/or financial advisors after the acquisition closing, general economic factors, the cultural incompatibility of an acquired firm’s management team with us and legislative or regulatory changes that affect the products in which a firm specializes.  The failure of firms to perform as expected at the time of acquisition may have an adverse effect on our earnings and revenue growth rates, and may result in impairment charges and/or generate losses or charges to earnings.

We face numerous risks and uncertainties as we expand our business.

We may seek to expand our business through strategic acquisitions.  As we expand our business, there can be no assurance that our financial controls, the level and knowledge of our personnel, our operational abilities, our legal and compliance controls and our other corporate support systems will be adequate to manage our business and our growth.  The ineffectiveness of any of these controls or systems could adversely affect our business and prospects.  In addition, as we acquire new businesses, we face numerous risks and uncertainties integrating their controls and systems into ours, including financial controls, accounting and data processing systems, management controls and other operations.  A failure to integrate these systems and controls, and inefficient integration of these systems and controls, could adversely affect our business, cash flows and results of operations.

Risks Related to Owning National Patent Stock

A large portion of our common stock is held by a small group of large shareholders.  Future sales of our common stock in the public market by the Company or its large stockholders could adversely affect the trading price of our common stock.

As of December 20, 2012, Bedford Oak Advisors, LLC and GAMCO Investors, Inc. beneficially owned 28.21% and 13.02% of the Company’s capital stock, respectively.  Bedford Oak Advisors, LLC is controlled by Mr. Harvey P. Eisen.  Mr. Eisen beneficially owned at such date 37.27% of the Company’s common stock, which amount includes the 28.21% beneficially owned by Bedford Oak Advisors, LLC.  The Company has entered into Investor Rights Agreements with former Winthrop stockholders that received shares of our common stock in connection with the Winthrop transaction.  The Investor Rights Agreement is a registration rights agreement, which include both customary demand and “piggyback” registration provisions, allow the respective stockholders to cause us to file one or more registration statements for the resale of their respective shares of the Company’s common stock and cooperate in certain underwritten offerings.  Sales by us or our large stockholders of a substantial number of shares of our common stock in the public market pursuant to registration rights or otherwise, or the perception that these sales might occur, could cause the market price of our common stock to decline.

Our common stock is thinly traded, which can cause volatility in its price.

Our stock is thinly traded due to our small market capitalization and the high level of ownership of our common stock by a small group of shareholders.  Thinly traded stock can be more susceptible to market volatility.  This market volatility could significantly affect the market price of our common stock without regard to our operating performance.

Possible additional issuances of our stock will cause dilution.

At September 30, 2012, we had outstanding 17,587,422 shares of our common stock and options to purchase a total of 3,300,000 shares of common stock, of which 3,133,000 were exercisable.  At December 20, 2012 we had outstanding 18,469,765 shares of our common stock, and 849,276 Restricted Stock Units, of which 479,280 are vested but are subject to post-vesting restrictions on sale for three years, and options to purchase a total of 3,300,000 shares of common stock, of which 3,133,000 were exercisable.  We are authorized to issue up to 30,000,000 shares of common stock and are therefore able to issue additional shares without being required under corporate law to obtain shareholder approval.  If we issue additional shares, or if our existing shareholders exercise their outstanding options, our other shareholders may find their holdings drastically diluted, which if it occurs, means they would own a smaller percentage of our Company.

We have agreed to restrictions and adopted policies that could have possible anti-takeover effects and reduce the value of our stock.

Several provisions of our Certificate of Incorporation and Bylaws could deter or delay unsolicited changes in control of the Company.  These include provisions limiting the stockholders’ powers to amend the Bylaws and to remove directors; prohibiting the stockholders from increasing the size of the Board of Directors or from filling vacancies on the Board of Directors (unless there are no directors then in office); and prohibiting stockholders from calling special meetings of stockholders or acting by written consent instead of at a meeting of stockholders.  Our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of and issue preferred stock.  These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in control or management of the Company including transactions in which stockholders might otherwise receive a premium for their shares over the then current market prices.  These provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Financial Overview

General overview

The Wright Companies offer investment management services, financial advisory services and investment research to large and small investors, both taxable and tax exempt.  For more than 50 years, the Wright Companies have assisted institutions, plan sponsors, bank trust departments, trust companies and individual investors in achieving their financial objectives.  The management approach of the Wright Companies is to prudently invest assets while balancing risk and return.

Management discussion of critical accounting policies

The following discussion and analysis of the financial condition and results of operations of Winthrop are based on the consolidated financial statements and notes to consolidated financial statements contained in this report that have been prepared in accordance with the rules and regulations of the SEC and include all the disclosures normally required in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires estimates that affect the reported amounts of assets, liabilities, sales and expenses, and related disclosures of contingent assets and liabilities.  Estimates on historical results and various other assumptions believed to be reasonable, all of which form the basis for making estimates concerning the carrying values of assets and liabilities that are not readily available from other sources.  Actual results may differ from these estimates.

Certain accounting policies require higher degrees of judgment than others in their application.  These include:

Income taxes

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be reversed.  These items relate principally to the deductibility of certain expenses and the future benefits to be recognized upon the utilization of certain operating loss carryforwards.  A valuation allowance is provided for deferred tax assets not expected to be realized.

Stock based compensation

 Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718, “Compensation-Stock Compensation” (ASC 718).  ASC 718 requires companies to measure compensation expense for all stock based payments to employees based on the fair value at the date of grant and recognize expense over the vesting period.

Year End December 31, 2011 compared to December 31, 2010

For the year ended December 31, 2011 the loss before income tax expense was $251,628, compared to a loss before income tax expense of $795,247 for the year ended December 31, 2010.  The reduction of $543,619 was the result of increased revenues of $842,596, partially offset by increased operating expenses of $298,977.

Assets Under Management (AUM)

Winthrop earns revenue primarily by charging fees based upon AUM.  For the year ended December 31, 2011, AUM declined 0 .1% to $1.490 billion from $1.491 billion as of December 31, 2010.  The decline was due primarily to net cash outflows from investors of approximately $46 million, offset by market gains of approximately $45 million.  For the year ended December 31, 2011, the S&P 500 Total Return Index, a broad based index of the market provided a total return of 2.1%, the Barclays US Aggregate Bond Index provided a total return of 7.8%, and the MSCI ACWI, ex US returned a negative 13.7%.  Within its individual categories, Winthrop experienced a decline in AUM from individual investors of 13.7% ($15.5 million) primarily due to net cash outflows, offset by an increase in assets under management for institutional investors of $23.7 million or 3.7%.  This was made up of market gains of approximately $5.5 million and cash inflows from investors of approximately $18.2 million.

For the nine months ended September 30, 2012, AUM increased 1.5% to $1.513 billion from $1.490 billion at December 31, 2011.  The increase was primarily due to positive investment returns for 2012 of approximately $149 million.  During the period there was a 16.4% total return for the S&P 500, a 4.0% total return for the Barclays US Aggregate Bond Index and a 10.4% return for the MSCI ACWI, ex US Index.  The increased investment returns were partially offset by net cash outflows from investors of $126.3 million.

Revenue

Revenue from Investment Management Services was $2,840,920 for the year ended December 31, 2011 compared to $2,583,254 for the year ended December 31, 2010.  Within this category, Winthrop primarily bills clients based on AUM values as of calendar quarters, so while overall investment results for the year were positive, within 2011 and 2010, AUM fluctuated from an overall low of $1.421 billion at June 30, 2010 to a high of $1.538 billion as of June 30, 2011, or a change of 8.2%.  The primary components of the 2011 increase of $257,666 or 9.9% are as follows: (i) fees from Taft-Hartley clients increased by $140,017 as a result of net cash inflows of $ 40.6 million; (ii) fees from Personal Investment Managed Accounts increased $178,991 as a result of net cash inflows of $23.8 million in the first half of 2011, before such AUM declined back to 2010 levels as of the end of the year due primarily to investment losses in the second half of 2011.  During the same period the S&P 500 Total Return Index of 8.9%; and (iii) fees from other client serviced accounts decreased by $61,392 due to net cash outflows of approximately $11.4 million from retirement plan sponsors, and funds placed through outside brokers and planners.

Revenue from Other investment advisory service revenue was $2,841,992 for the year ended December 31, 2011 as compared to $2,883,379 for the year ended December 31, 2010.  Other investment advisory service revenue includes: (i) revenue from Mutual Funds; (ii) fees from services provided to Bank Trust Departments; and (iii) investment income.  The decrease in Other investment advisory service revenue of $41,387 or 1.4% was primarily the result of reduced investment income and fees from services provided to Bank Trust Departments, offset by increased revenue from Mutual Funds.

Revenue from Mutual Funds, which includes distribution fees for both Winthrop-sponsored mutual funds as well as other mutual funds, and investment management fees from Winthrop-sponsored mutual funds, increased $140,798 from 2010.  The increase was due to an increase in Fund net assets to $177.5 million from $172.5 million in 2010.  This resulted in both higher fees earned as well as a reduction in Fund subsidies of $126,016.  Winthrop voluntarily waives a portion of fees in order to maintain a competitive expense ratio for its funds.

Fees earned from services provided to Bank Trust Departments, decreased $78,429 due to a reduction in average AUM during 2011, while the Winthrop had no change in the number of banks for which it manages trust accounts.  Investment income, which is income earned on investments made by Winthrop on its own account, decreased by approximately $104,000 due primarily to a change in investment income of approximately $40,000, due to overall market conditions in 2011, and a reserve charge against an investment in a privately held company of $50,000.

Revenue from the sale of Financial research information and related data was $830,159 for the year ended December 31, 2011, as compared to $203,842 for the year ended December 31, 2010.  The increase in fees of $626,317, or 307.3% for the year ended December 31, 2011 is primarily the result of Winthrop entering into a revised contract with Thomson Reuters, LLC in April 2011.  This contract revision resulted in Winthrop’s financial research reports being available to a wider potential audience and greater usage.

Costs and expenses

Total costs and expenses were $6,764,699 for the year ended December 31, 2011 as compared to $6,464,875 for the year ended December 31, 2010.  The increase of $299,824 or 4.6% for the year ended December 31, 2011 was primarily the result of increased Salaries and employee benefits and Professional and outside services.  Salaries and employee benefits fees increased from $4,307,558 for the year ended December 31, 2010 to $4,568,879 for the year ended December 31, 2011.  The increase of $261,321 or 6.1% was due to an increase in full time equivalents of two people over 2010 levels, increases in compensation as well as an increase in incentive bonuses.

Professional and outside service fees increased from $594,223 for the year ended December 31, 2010 to $638,857 for the year ended December 31, 2011.  The increase of $44,635 or 7.5% for the year ended December 31, 2011 was due to (i) an increased cost of purchased data services of $53,687 due to a greater use of outsourcing in addition to internally developed information, (ii) an increase in outside services of $27,360 due to a greater use of non-employee consultants in areas that the Company did not have internal employee expertise, (iii) an increase in legal and accounting fees of $24,703 primarily due to costs incurred  related to a potential transaction with National Patent in 2011, and (iv)  a decision to maintain a second pricing service which increased costs by $71,146 in 2011.  These increases were offset by: (i) a decrease in wire service costs of $110,251 due to Winthrop negotiating a reduction in fees due to a reduction in the volume of business transacted with the vendor and (ii) a decrease in other miscellaneous services of $22,280 due to an effort by Winthrop to reduce the use of miscellaneous other services that could be substituted with internal resources.

Other selling and administrative expenses decreased from $943,471 for the year ended December 31, 2010 to $936,161 for the year ended December 31, 2011.  The decrease of $7,310 or 0.8% for the year ended December 31, 2011 was due to (i) a decrease in depreciation and amortization of $31,121 due to greater fully depreciated assets, (ii) a decrease in contributions of $10,895 due to a reduction in charitable contributions to the School for Ethical Education (a shareholder of Winthrop at December 31, 2011), (iii) a decrease in distribution fees paid to other brokers & planners of $5,517 due to a decrease in AUM from that group, and (iii) reduced other selling and administrative expenses of $11,722 due primarily to a decrease in other advertising and postage due to Winthrop’s greater use of electronic advertising & delivery.  These decreases were partially offset by (i) increases in travel, marketing & entertainment expense of $34,628 due to an increase in direct selling and marketing, and (ii) an increase in insurance of $17,317 due primarily to an increase in errors & omissions insurance due to market conditions.

Nine Months Ended September 30, 2012 compared to September 30, 2011

For the nine months ended September 30, 2012, Winthrop had a loss before income taxes of $40,566, compared to a loss of $221,605 for the same period in 2011.  The improvement in results is due to an increase in revenue of $235,773 partially offset by an increase in total costs and expenses of $54,734.

Revenue

Revenue from Investment Management Services was $2,109,780 for the nine months ended September 30, 2012, as compared to $2,178,591 for the nine months ended September 30, 2011.  The decreased revenue of $68,811 was primarily the result of a decrease in revenue from Personal Investment Managed Accounts, which decreased $72,817, due to a loss of AUM in this category of a total of $26.7 million from June 30, 2011 to June 30, 2012.  In addition, revenue from Taft-Hartley clients decreased $26,898, also related to a decline in underlying AUM of approximately $40 million from 2011 to 2012.  These decreases were offset by an increase in revenue from retirement plan sponsors, and other investment management clients of $30,904 primarily the result of increases in AUM due to investment gains.

Revenue from Other Investment Advisory Services was $2,170,834 for the nine months ended September 30, 2012, as compared to $2,047,879 for the nine months ended September 30, 2011.  Other investment advisory service revenue includes: (i) revenue from Mutual Funds; (ii) fees from services provided to Bank Trust Departments; and (iii) investment income.  The increased revenue of $122,955 or 6.0% for the nine months ended September 30, 2012 was primarily due to increased revenue earned from services provided to Bank Trust Departments of $62,552, due to additional AUM.  This was due to investment gains for the period and net cash inflows of $57.2 million during 2012 and increased revenue from distribution fees and investment management fees related to Winthrop-sponsored mutual funds and distribution fees from non-Winthrop funds.   The increased revenue was also due to an increase investment income of $58,776, which is income earned on investments made by Winthrop on its own account, and was the result of improved marked performance in 2012 compared to 2011.

Revenue from Financial research and related data was $695,377 for the nine months ended September 30, 2012 as compared to $414,222 for the nine months ended September 30, 2011.  The increased revenue of $281,155, or 67.9% is primarily the result of increased volume from Thomson Reuters.  Winthrop does not expect that fee revenue in this category will continue to grow at the rates seen over the past 1 ½ years based on a renegotiated fee split effective October 1, 2012 with Thomson Reuters, which if entered into on January 1, 2012 would have resulted in reduced revenue of approximately $190,000 for the nine months ended September 30, 2012.

Costs and expenses

Total costs and expenses were $5,016,557 for the nine months ended September 30, 2012 as compared to $4,961,823 for the nine months ended September 30, 2011.  The increase of $54,734 was due to an increase in Salaries and employee benefits and Other selling and administrative costs, partially offset by a decrease in Professional and outside services and Facilities costs.

Salaries and employee benefits increased from $3,221,329 for the nine months ended September 30, 2011 to $3,386,381 for the nine months ended September 30, 2012.  The increase of $165,052 or 5.1% for the nine months ended September 30, 2012 was primarily the result of an increase of $166,115 in employee compensation, and an increase in the provision for the non-qualified officer retirement bonus in 2012 of $48,810, partially offset by a decrease of $47,601 in the provision for options expense due to the full amortization of this provision in 2011.

Other selling and administrative costs increased from $695,716 for the nine months ended September 30, 2011 to $750,267 for the nine months ended September 30, 2012.  The increase of  $54,551 or 7.8% for the nine months ended September 30, 2012 was principally due to (i) additional marketing and distribution costs including an increase to travel and entertainment of $40,088, (ii) payments made to distributors of the Winthrop-sponsored mutual funds, which increased $25,686, and (iii) increased contributions to the School for Ethical Education (which was a shareholder of Winthrop at September 30, 2012) of approximately $12,000.  These increases were partially offset by a decrease in insurance expense of $27,379 due primarily to a decrease in errors & omissions insurance.

Facilities costs decreased from $463,167 for the nine months ended September 30, 2011 to $420,329 for the nine months ended September 30, 2012.  The decrease of $42,838 or 9.2% for the nine months ended September 30, 2012 was due primarily to a reduction in office rent expense of $35,867 due to a period of free rent for office space in Texas and utilization of credits for leasehold improvements.  Winthrop plans to terminate the Texas lease and close the office in the 4th quarter of 2012.  Other facility costs decreased $6,971 primarily as the result of lower municipal taxes assessed based on property values.

Professional and outside services decreased from $482,085 for the nine months ended September 30, 2011 to $459,580 for the nine month ended September 30, 2012.  The decrease of $22,505 or 4.7% for the nine months ended September 30, 2012 was primarily due to a decrease in wire service charges of $148,382 as a result of its soft dollar credits with brokers in accordance with the Section 28(e) safe harbor.  This decrease was offset by an increase in outside service costs of $23,640, resulting from the use of outside consultants to supplement services not provided by employees, and for costs totaling $93,914 related to the acquisition of the Winthrop’s stock by National Patent.  Other professional and outside service fees decreased by $8,323 due to lower fees paid to outside custodians, and reduced needs for printing services due to a greater use of electronic distribution.

Financial condition, liquidity and capital resources

Winthrop’s cash and cash equivalents decreased $195,455 for the year ended December 31, 2011 primarily the result of the net loss incurred for the period.  As of December 31, 2011, Winthrop had cash and cash equivalents of $511,900 and short-term investments of $317,323.  In addition, as of December 31, 2011, Winthrop has no outstanding debt, and current commitments of $104,167 for non-qualified retirement plan obligations.  Winthrop believes it has sufficient liquidity and capital resources to operate without the need for external borrowing over the next year.

Winthrop’s cash and cash equivalents decreased $47,501 during the nine months ended September 30, 2012 from December 31, 2011 primarily the result of cash used in operating activities.  As of September 30, 2012, Winthrop had Cash and cash equivalents of $464,399 and short-term investments of $341,183.  In addition, it had no outstanding debt, and current commitments of $150,000 for non-qualified retirement plan obligations.  Winthrop believes it has sufficient liquidity and capital resources to operate without the need for external borrowing over the next year.

National Patent’s assets consist of its 100% ownership interest in Winthrop and cash and cash equivalents, which prior to completion of the Merger, totaled approximately $24.8 million at September 30, 2012.  National Patent utilized $4,852,000 of its cash to pay Merger Consideration to those Holders of Winthrop Common Stock who elected to receive cash in the Merger, as well as $878,500 in Stay/Client Retention Bonuses to 2 key executives.  During the nine months ended September 30, 2012 and 2011 National Patent used cash in operations in the amount of $2,415,000 and $1,312,000, respectively, which mainly consists of the net loss, which included $860,000 of costs related to the acquisition of Winthrop.  National Patent intends to use its remaining cash and cash equivalents to acquire interests in one or more operating businesses in the asset management space that it believes will be synergistic with Winthrop and to fund National Patent’s general and administrative expenses.

Contractual obligations and commitments

Winthrop leases its office under an operating lease expiring in 2013.  The lease, net of a sublease, requires Winthrop to pay $183,998 in 2012 and $163,537 in 2013 for rent for its office.

Properties

Winthrop leases office facilities in Milford, Connecticut under non-cancellable operating leases expiring in 2013 and has granted a sublease of a portion of the office facility which also expires in 2013.  The total annual lease cost is approximately $237,000, and Winthrop receives sublease revenue of approximately $53,000 per year.

In addition, Winthrop leases office space in Houston, Texas, on a month to month basis, at a cost of approximately $800 per month.

Effective June 1, 2010, the Company relocated its headquarters to the offices of Bedford Oak Advisors, LLC in Mount Kisco, New York. The Company is subleasing a portion of the space and has access to various administrative support services on a month-to-month basis at the rate of approximately $19,700 per month.  As a result of the Merger Agreement with Winthrop, the Company transitioned from a “shell company” as defined in Rule 12b-2 of the Exchange Act, into an operating company.  As a result, on October 31, 2012 the Company’s Audit Committee approved an increase in the monthly sublease and administrative support services rate, due to increased personnel costs and space utilization, to approximately $40,700.  The effective date of the increase is September 1, 2012.  See “Certain Relationships and Related Transactions, and Director Independence” below.

Security ownership of certain beneficial owners and management and related stockholder matters

Security Ownership of Principal Stockholders

The following table sets forth the number of shares of Company Common Stock beneficially owned as of December 20, 2012 by each person who is known by the Company to own beneficially more than five percent of outstanding Company Common Stock other than executive officers or directors of the Company, whose beneficial ownership is reflected in the Security Ownership of Directors and Executive Officers table below.  There were 18,469,765 shares of Company Common Stock outstanding on December 20, 2012.

Security Ownership of Principal Stockholders Table

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Bedford Oak Advisors, LLC 100 South Bedford Road Mt. Kisco, NY 10549	5,210,434 (1)	28.21%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	2,405,028 (2)	13.02%
Frost Gamma Investments Trust 4400 Biscayne Blvd. Miami, FL 33137	1,603,400 (3)	8.68%
Boulderado Group, LLC 101 Federal Street Suite 1900 Boston, MA 02110	1,134,777 (4)	6.14%

______________

(1)
Based on a Schedule 13D/A filed jointly by Bedford Oak Advisors, LLC (“Bedford Oak”), Bedford Oak Capital, L.P. (“Capital”), Bedford Oak Acorn, L.P. (“Acorn”) and Mr. Eisen with the SEC on December 20, 2012.  Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Capital and Acorn and certain other private investment partnerships.  See “Security Ownership of Directors and Executive Officers” table below.

(2)
Based on a Schedule 13D/A filed jointly by Gabelli Funds, LLC, GGCP, Inc., GAMCO Investors, Inc., GAMCO Asset Management, Inc., MJG Associates, Inc., Teton Advisors and Mario J. Gabelli with the SEC on January 26, 2011.

(3)	Based on a Schedule 13G filed by Frost Gamma Investments Trust with the SEC on February 10, 2011.

(4)	Based on a Schedule 13G filed jointly by Boulderado Group, LLC, Boulderado Partners, LLC and Alex B. Rozak with the SEC on January 6, 2012.

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the outstanding Company Common Stock as of December, 20, 2012 by each person who is a director or named executive officer of the Company as of such date, naming each such person, and all persons who are directors and executive officers of the Company as of such date, as a group.

Security Ownership of Directors and Executive Officers Table

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Harvey P. Eisen	7,877,100	(1)	37.27%
Peter M. Donovan	852,228	(2)	4.61%
Scott N. Greenberg	192,202	(3) (4)	1.03%
Lawrence G. Schafran	210,758	(4)	1.13%
Ira J. Sobotko	100,625	(5)	*
Thomas J. Hayes	16,667	(6)	*
Directors and executive officers as a group (6 persons) (7)	9,249,580		42.85%
____________

*The number of shares owned is less than one percent of the outstanding shares

(1)
Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Capital and Acorn.  See footnote 1 to Principal Stockholder’s table above.  Also includes 2,666,666 shares of Company common stock issuable upon the exercise of options that are exercisable by Mr. Eisen within 60 days of December 20,, 2012.

(2)
Includes 852,228 shares of Company Common Stock held by Mr. Donovan and his family, which are restricted for sale for 3 years from the Effective Time of the Merger and does not include 110,771 RSU’s which vest at the Closing of the Merger, but are restricted for sale for 3 years from the Closing.

(3)
Includes 4,000 shares of Company Common Stock held by members of Mr. Greenberg’s family, and 5,867 shares of Company Common Stock allocated to Mr. Greenberg’s account pursuant to the provisions of the GP Strategies Retirement Savings Plan.  Mr. Greenberg disclaims beneficial ownership of the 4,000 shares of Company Common Stock held by members of his family.

(4)
Includes 166,666 shares of Company Common Stock issuable to each of Messrs. Greenberg, and Schafran upon the exercise of options, all of which are exercisable by Messrs. Greenberg and Schafran within 60 days of December 20, 2012.

(5)
Includes 625 shares of Company Common Stock owned by Mr. Sobotko individually, and 100,000 shares of Company Common Stock issuable to Mr. Sobotko upon the exercise of options, all of which are currently exercisable.

(6)	Includes 16,667 shares of Company Common Stock issuable to Mr. Hayes upon the exercise of options, all of which are exercisable by Mr. Hayes within 60 days of December 20, 2012.

(7)
Includes Messrs. Greenberg and Schafran, each of whom is currently a director of the Company, Mr. Eisen and Mr. Donovan, who are currently directors and named executive officers of the Company, and Mr. Sobotko and Mr. Hayes who are currently named executive officers of the Company.

Directors and Executive Officers

Set forth below are the names of, and certain biographical information regarding, the directors and executive officers of the Company.  The Board of Directors currently consists of four directors.

Harvey P. Eisen, 70, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since June 2007 and also served as its President since July 2007.  Mr. Eisen has served as a director of the Company since 2004 and served as a director of Five Star Products from November 2007 until its sale by the Company in January 2010.  Mr. Eisen has served as Chairman and Managing Member of Bedford Oak Advisors, LLC, an investment partnership (“Bedford Oak”), since 1998. Prior thereto, Mr. Eisen served as Senior Vice President of Travelers, Inc. and of Primerica, each a financial services company, prior to its merger with Travelers in 1993.  Mr. Eisen has over 30 years of asset management experience and is consulted by the national media for his views on all phases of the investment marketplace.   Mr. Eisen appears on Fox Business News and Bloomberg Television.  Mr. Eisen is a trustee of the University of Missouri Business School, where he established the first accredited course on the Warren Buffet Principles of Investing.  He is also a trustee for Johns Hopkins University.  Mr. Eisen has also been a director of GP Strategies Corporation (“GP Strategies”) since 2002 and has been Chairman of the Board of Directors of GP Strategies since April 2005.  For many years, he was a trustee of Rippowam Cisqua School in Bedford, New York and the Northern Westchester Hospital.

Peter M. Donovan, 69, has served as a director of the Company since December 19, 2012.  Mr. Donovan is the Chief Executive Officer of Winthrop and its wholly owned subsidiary, Wright.  Mr. Donovan worked at Jones, Kreeger & Co., in Washington, D.C. prior to joining Wright in 1966.  At Wright, Mr. Donovan is responsible for the overall management of Wright. Mr. Donovan has been Chief Executive Officer of Winthrop since 1996 and its Chief Investment Officer since 2010.  He is co-author of Worldscope Industrial Company Profiles and Worldscope Financial Company Profiles.  He is also President of the Wright Managed Income Trust and the Wright Managed Equity Trust.  Mr. Donovan is Chairman of the Board of Trustees of the School for Ethical Education.  He is a member of the New York Society of Security Analysts and the Hartford Society of Financial Analysts.  Mr. Donovan received a BA in Economics from Goddard College.

Scott N. Greenberg, 56, has been a director of the Company since 2004.  Mr. Greenberg was Chief Financial Officer of the Company from 2004 to July 2007.  Mr. Greenberg has been the Chief Executive Officer of GP Strategies since April 2005 and a director since 1987.  From 2001 until February of 2006 he was President of GP Strategies, Chief Financial Officer from 2001 until 2005, Executive Vice President and Chief Financial Officer from 1998 to 2001, Vice President and Chief Financial Officer from 1989 to 1998, and Vice President, Finance from 1985 to 1989.  He was a director of GSE Systems, Inc. from 1999 to 2008.

Lawrence G. Schafran, 73, has served as a director and chairman of the audit committee of the Company since 2006.  He has been a Managing Director of Providence Capital, Inc., an investment and advisory firm, since 2003.  Mr. Schafran also serves as a director of SecureAlert, Inc., and Glass Tech, Inc.  Mr. Schafran also served as a director of Electro-Energy, Inc. from 2006 until 2009.

Executive Officers Who Are Not a Director

Set forth below is the name of, and certain biographical information regarding executive officers of the Company who do not serve as directors of the Company.

Ira J. Sobotko, 55, has served as Vice President, Finance, Secretary and Treasurer of the Company since July 2007, and is its principal financial officer and principal accounting officer.  His title was changed from Vice President, Finance, Secretary and Treasurer to Vice President and Chief Financial Officer, Secretary and Treasurer in 2008.  Mr. Sobotko served as Senior Vice President, Finance, Secretary and Treasurer of Five Star Products and its principal financial officer from July 2007 until its sale by the Company in January 2010.  From April 2007 to July 2007, Mr. Sobotko served as Vice President, Finance of the Company.  From September 2005 through March 2007, Mr. Sobotko served as a financial consultant to various publicly traded companies, including the Company and Five Star Products and various emerging technologies companies.  From January 2004 through May 2005, Mr. Sobotko served as Vice President and Chief Financial Officer of Campusfood.com, a web-based network of restaurants for students and local communities.  From August 2000 to January 2004, Mr. Sobotko served as Executive Vice President, Finance at Arrowsight, Inc., a web-based application service provider where Mr. Sobotko has also served as a director since November 2001.

Thomas J. Hayes, 35 was appointed by the Board of Directors of the Company as the Chief Operating Officer of the Company in February 2011.  Mr. Hayes is also a Managing Director of Bedford Oak. Mr. Hayes brings over a decade of managerial leadership in the fields of international distribution, marketing, business strategy and transaction structuring to the processes of security analysis and capital allocation.  Prior to joining Bedford Oak, Mr. Hayes managed a leading distributorship for Herbalife International, Inc. (NYSE: HLF).  Over a period of thirteen years, Mr. Hayes independently developed a sales organization of several thousand agents throughout Asia, Europe and the Americas.  Mr. Hayes received his Bachelor of Arts degree from Columbia University.

Executive Compensation

The Company has elected to use the Smaller Reporting Company rules issued by the SEC regarding the disclosure of executive compensation.  Under these rules, the Company provides a Summary Compensation Table covering 2011 and 2010 compensation for the individual who served as principal executive officer in 2011 and for two individuals who are the most highly-compensated executive officers other than the individual who served as principal executive officer (to whom we refer collectively as our “Named Executive Officers”).  Under these rules, the Company also provides an Outstanding Equity Awards at Year-End Table and certain narrative disclosures accompanying such Table.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Company’s Named Executive Officers for the fiscal years ended December 31, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
		($)	($)	($)	($)	($)
Harvey P. Eisen, Chairman of the Board and Chief Executive Officer (Principal Executive	2011	150,000	0		0	150,000
Officer)	2010	149,038	500,000	133,250	0	782,288
Ira J. Sobotko, Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting	2011	200,000	0	0	16,306	216,306
Officer) (2)	2010	200,000	0	0	15,558	215,558
Peter M. Donovan, Chief Executive Officer of	2011	230,953	0	0	17,793	248,746
Winthrop (3)	2010	250,953	0	0	17,071	268,024

(1)
The amounts in this column reflect the dollar amount recognized as expense for financial statement reporting purposes, calculated in accordance with FASB ASC Topic 718.  A discussion of the assumptions used in calculating these values with respect to awards related to Company Common Stock may be found in Note 10 to our audited financial statements in the Form 10-K for the fiscal year ended December 31, 2011.

(2)	For Mr. Sobotko, the amount reflected under “All Other Compensation” is comprised of:

•	$879 and $573 for 2011 and 2010, respectively, for life insurance premiums;

•	$5,827 and $5,385 for 2011 and 2010, respectively, for 401(K) Company matching contributions; and

•	$9,600 for 2011 and 2010 for auto expense allowance.

(3)           Mr. Donovan is the Chief Executive Officer of Winthrop, which became a subsidiary of the Company on the Effective Time of the Merger and at which time Mr. Donovan became a Named Executive Officer of the Company.  For Mr. Donovan, the amount reflected in “All Other Compensation” is comprised of:

•	$2,929 and $2,953 for 2011 and 2010, respectively, for life insurance premiums;

•	$14,864 and $14,118 for 2011 and 2010, respectively for personal auto usage.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning the holdings of unexercised and unvested options to purchase shares of Company Common Stock for each of the Named Executive Officers at December 31, 2011.*

Name	Number of Shares of Common Stock Underlying Unexercised Options which are Exercisable	Number of Shares of Common Stock Underlying Unexercised Options which are Unexercisable	Option Exercise Price Per Share of Common Stock	Option Expiration Date
	(#)	(#)	($)
	2,500,000(1)		$2.45	February 28, 2017
Harvey P. Eisen	83,333	166,667 (2)	$1.36	April 28, 2020
Ira J. Sobotko	100,000 (1)	-	$2.68	July 29, 2017

(1)	These options were fully vested at December 31, 2011.

(2)	These options vest in approximately one-third increments on each of April 28, 2011, April 28, 2012 and April 28, 2013.

*Mr. Donovan’s equity awards are not included in the Table above since he was not a Named Executive Officer of the Company at December 31, 2011 and did not become a Named Executive Officer of the Company until the Effective Time of the Merger.  For a description of Mr. Donovan’s equity awards “ Overview of Material Compensation Arrangements with Our Named Executive Officers-Peter Donovan” below.

Overview of Material Compensation Arrangements with Our Named Executive Officers

The following is a summary of the material terms of employment and compensation arrangements pursuant to which compensation was paid to our Named Executive Officers for their service with the Company or its subsidiaries for the fiscal year ended December 31, 2011, unless otherwise noted.

Harvey P. Eisen

On June 1, 2007, Mr. Eisen, who at such time served, and who continues to serve, as a director of the Company, commenced his service as Chairman of the Board, and President and Chief Executive Officer of the Company.  Effective upon the commencement of his service as Chairman of the Board, and President and Chief Executive Officer of the Company, Mr. Eisen began receiving a salary from the Company of $100,000 per annum.  Mr. Eisen’s salary was increased to $150,000 per annum, effective January 1, 2010.

On March 1, 2007, in connection with its decision to appoint Mr. Eisen to the executive positions described above, our Board of Directors granted to Mr. Eisen options to purchase an aggregate of 2,500,000 shares of Company Common Stock, pursuant to the Company’s 2003 Incentive Stock Plan (the “2003 Plan”), at an exercise price equal to $2.45 per share, which was the average of the closing bid and ask prices of Company Common Stock on March 1, 2007.  The options vested in approximately one-third increments on each of March 1, 2008, March 1, 2009 and March 1, 2010.

On April 28, 2010, our Board of Directors granted to Mr. Eisen for 2010 for his role in the completion of the sale of both the Company’s undeveloped real property located in Pawling, New York and Five Star Products, the latter of which closed in January 2010, (i) a discretionary cash bonus of $500,000 and (ii) an option to purchase 250,000 shares of Company Common Stock granted under the Company’s 2007 Incentive Stock Plan.  The options have an exercise price of $1.36 per share, which was equal to the fair market value on the date of grant, vest over three years, in approximately one-third increments each year, commencing on the first anniversary of the date of grant and have a term of ten years, subject to earlier termination as provided in the form of option agreement.

Ira J. Sobotko

Mr. Sobotko serves as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and served as Senior Vice President, Finance, Secretary and Treasurer of Five Star Products until its sale by the Company in January 2010.  Mr. Sobotko receives a salary of $200,000 per annum from the Company.  In addition, pursuant to the terms and conditions of the Stock Option Agreement, dated July 30, 2007, between the Company and Mr. Sobotko (the “Sobotko NPDC Stock Option Agreement”), Mr. Sobotko was granted options, exercisable for a term of ten years, to purchase 100,000 shares of Company Common Stock under the 2003 Plan at an exercise price equal to $2.68 per share, which was the average of the closing bid and ask prices of Company Common Stock on July 30, 2007.  The options were fully vested at December 31, 2011.

Peter Donovan

Simultaneously with the execution of the Merger Agreement, and as an inducement to the Company’s entering into the Merger Agreement, the Company entered into  an employment agreement with Mr. Donovan (the “Employment Agreement”), which was effective at the Closing of the Merger.  Pursuant to his Employment Agreement, Mr. Donovan will serve as Chief Executive Officer of Winthrop.  Mr. Donovan’s Employment Agreement provides for a term of five years, with automatic annual renewals unless notice of non-renewal is given at least six months prior to the applicable employment period.  Mr. Donovan will receive an annual base salary of $300,000, subject to increases at the discretion of the Compensation Committee of Winthrop‘s Board of Directors.  During the initial term of Mr. Donovan’s Employment Agreement but subsequent to the third anniversary of the Closing, in the sole discretion of the Board of Directors of Winthrop, Mr. Donovan will assume the position of Executive Chairman of Winthrop in lieu of his position as Chief Executive Officer of Winthrop, with such authority, duties and responsibilities as are commensurate with his position as Executive Chairman and such other duties and responsibilities as may reasonably be assigned to him by the Chief Executive Officer of the Company.  As Executive Chairman, Mr. Donovan will be entitled to an annual base salary of $200,000.  During his employment under the Employment Agreement, Mr. Donovan will report directly to the Chief Executive Officer of the Company.

In addition to his base salary, Mr. Donovan is eligible for a “Stay/Client Retention Bonus” of $1,170,000, $850,000 of which was paid on the Closing Date, and the remainder of which will be payable ratably upon the first, second and third anniversaries of the Closing Date provided that Mr. Donovan is then employed by Winthrop or one of its affiliates.

Under his Employment Agreement, Mr. Donovan will be also entitled to receive as soon as practicable following the Closing Date a grant from the Company of 110,771 RSUs, which will be fully vested  as of the Closing Date and which will settle in shares of Company Common Stock on the third anniversary of the Closing Date.  Mr. Donovan also received a grant of 85,000 “Stay/Client Retention” RSUs which  vest in equal annual installments on the first, second and third anniversaries of the Closing Date, provided that Mr. Donovan is then employed by Winthrop  or one of its affiliates, and will settle in shares of Company Common Stock on the third anniversary of the Closing Date.

Mr. Donovan will also be entitled to receive a “Special Bonus,” payable on the third anniversary of the Closing Date equal to the excess, if any, of $1,900,000 over the product of (i) the aggregate trailing average closing price of the Company Common Stock for the 10 trading days prior to such third anniversary multiplied by (ii) the number of shares of Company Common Stock that he receives as Merger Consideration (subject to equitable adjustment to reflect stock splits and similar changes in the Company’s capitalization) regardless of whether he is employed on the third anniversary date.  Under his Employment Agreement, Mr. Donovan will also be eligible to receive quarterly and annual incentive bonuses for each period during the initial term of his Employment Agreement and for any period thereafter prior to the date his title is changed to Executive Chairman.  The quarterly incentive bonuses will be equal to $6,250 per quarter for each fiscal quarter during which the revenue of Winthrop, determined in accordance with generally accepted accounting principles in the United States (“GAAP”), does not decline from the immediately prior year’s GAAP revenue by 9% or more.  If during a fiscal year Mr. Donovan has not earned all quarterly incentive bonuses for such year, he will be entitled to a “catch up” bonus for any such quarter in which the incentive bonus has not been earned if the GAAP revenue of Winthrop for the entire fiscal year has not declined from the immediately prior year by 9% or more.  Mr. Donovan will also be entitled to an annual incentive bonus of $25,000 if, at the end of a given fiscal year, GAAP revenue of Winthrop for such year has increased by at least 9% over the immediately prior year.

Termination of Employment and Change in Control Arrangements

Potential Payments upon Termination or Change in Control

As discussed above, both Mr. Eisen and Mr. Sobotko’s awards granted under the 2003 Plan have vested.  In addition, as of December 31, 2011, Mr. Eisen had unvested options under the Company’s 2007 Incentive Stock Plan to purchase 166,667 shares of Company Common Stock, which options vest over three years, in approximately one-third increments each year, commencing April 28, 2011.  All unvested options would fully vest and become immediately exercisable upon an occurrence of a change in control of the Company.  See the descriptions of the agreement with the named executive officers above for additional information.

At the Closing, an Investors’ Rights Agreement was entered into by and among the Company and Mr. Donovan and certain other individuals and entities who are key executives of Winthrop or that elected to receive Company Common Stock as Merger Consideration.  The Investors’ Rights Agreement provides that shares of Company Common Stock received as Merger Consideration by Mr. Donovan are subject to a three year transfer restriction and if Mr. Donovan terminates his employment without “good reason” prior to the third anniversary of the Closing, a call right in favor of the Company at a purchase price per share equal to the fair market value of Company Common Stock as of the date of notice of exercise of the call right.  In addition, the Investors’ Rights Agreement provides for: (i) a right of first offer in favor of Mr. Donovan and the other key Winthrop executives party to this agreement in the event that the Company effects or agrees to a sale of Winthrop of all or substantially all of its business or assets prior to the fifth anniversary of the Closing, and (ii) certain demand and piggyback registration rights to be available following the third anniversary of the Closing with respect to the Company Common Stock held, or to be held upon the settlement date of Mr. Donovan’s RSU agreement.

DIRECTOR COMPENSATION

Only directors who are not employees of the Company or its subsidiaries are entitled to receive compensation for service as a director.  The table below summarizes the total compensation paid to or earned by each director of the Company (who is not also a Named Executive Officer) for the fiscal year ended December 31, 2011.  The column “Fees Earned or Paid in Cash” includes Company Common Stock issued in lieu of cash.

2011 Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards (2)	All Other Compensation	Total
	($)	($)	($)	($)
Lawrence G. Schafran	42,755 (1)	17,767	0	60,522
Scott N. Greenberg	32,750	17,767	0	50,517

(1)	Mr. Schafran elected to receive 8,148 shares of Company Common Stock in lieu of $12,505 of his annual director’s fee.

(2)
The amounts in this column reflect the dollar amount recognized in fiscal 2011 for financial statement reporting purposes, calculated in accordance with FSB ASC 718.  A discussion of the assumptions used in calculating these values may be found in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  At December 31, 2011, each of Messrs. Greenberg and Schafran each had 133,333 vested and 66,667 unvested options.

Director Compensation Program

For the year ended December 31, 2011 directors who are not employees of the Company or its subsidiaries were entitled to receive:

•
annual director compensation to each member of the Board of Directors of (i) $25,000, paid in quarterly installments of $6,250 (except the Vice Chairman of the Board of Directors who is to receive annual director compensation of $35,000, paid in quarterly installments of $8,750) and (ii) a one-time grant of an option to purchase 100,000 shares of Company common stock.  The option is to have an exercise price of fair market value on the date of grant, vest over three years, in approximately one-third increments each year commencing on the first anniversary of the date of grant and have a term of ten years;

•
$1,500 in cash for each meeting of the Board of Directors and for each committee meeting attended in person and $750 in cash for each Board of Directors or Board committee meeting attended by means of conference telephone connection;

•
annual compensation of $5,000, paid in quarterly installments of $1,250, to each member of the Audit Committee (except the Chairman of the Audit Committee who is to receive annual compensation of $10,000), plus $750 in cash for each meeting of the Audit Committee attended in person and $500 in cash for each meeting of the Audit Committee attended by telephone, except that the per meeting attendance fee is reduced to $500 for attendance at any Audit Committee meeting held on the same day as a regular or special meeting of the Board; and

•
annual compensation of $2,500, paid in quarterly installments of $625, to each member of the Compensation Committee and each member of the Nominating and Corporate Governance Committee (except the Chairman of each such Committee, who is to receive annual compensation of $5,000), plus $750 in cash for each meeting of the Nominating and Corporate Governance Committee attended in person and $500 in cash for each meeting of the Nominating and Corporate Governance Committee attended by telephone, except that the per attendance meeting fee is reduced to $500 for attendance at any Nominating and Corporate Governance Committee meeting held on the same day as a regular or special meeting of the Board.

At the option of each director, up to half of the sums designated above as “annual director compensation” may be paid in Company Common Stock; provided that (1) the option to receive Company Common Stock is exercisable by notice to the Company at any time prior to the payment of one or more quarterly payments of the annual compensation, (2) Company Common Stock issued in lieu of annual compensation is valued at the average between the closing bid and ask price on the day prior to the date upon which the annual compensation became payable, (3) all right, title and interest in and to Company Common Stock issued will vest in the receiving director upon issuance, and (4) payment in Company Common Stock will only be available if such payment may be made without registration or other similar actions and in compliance with all relevant laws and regulations.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 with respect to shares of Company Common Stock that may be issued under existing Equity Compensation Plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,300,000	$2.29	7,700,000
Equity compensation plans not approved by security holders	―	―	―
Total	3,300,000	$2.29	7,700,000

(1)
Consists of: (i) the 2003 Stock Plan, as amended, which was originally adopted by the Board of Directors and approved by the sole stockholder of the Company on November 3, 2003 and the amendment thereto, which was approved by the Board of Directors of the Company on March 1, 2007 and by the stockholders of the Company on December 20, 2007; and (ii) the 2007 Incentive Stock Plan, which was approved by the Board of Directors on July 30, 2007 and by the stockholders of the Company on December 20, 2007.

Certain relationships and related transactions, and director independence.

The Company has a Business Opportunity and Related Person Transactions Policy (“Related Transactions Policy”) that is administered by its Audit Committee.  Under the Related Transactions Policy, any potential transaction between the Company and a related party must meet the guidelines set forth in such Policy and receive the prior approval of the Audit Committee.  The Transactions described below were each approved by the Audit Committee and complied with the requirements of the Company’s Related Transactions Policy.

Transactions with Bedford Oak

In March 2010, the Company paid Bedford Oak Advisors, LLC, an entity controlled by Mr. Eisen, an aggregate of $150,000 for consulting services rendered through February 28, 2010 by two individuals (together, the “Consultants”), each of whom served as consultants to Bedford Oak Advisors, LLC.  Such consulting services included advice on investment company matters and related issues, the evaluation of potential acquisition and business development opportunities for the Company and capital raises and other financings undertaken by the Company (the “Consulting Services”).

As of March 1, 2010, the Consultants terminated their services with Bedford Oak Advisors, LLC and were retained by the Company to provide the Consulting Services to the Company on a month-to-month basis at a rate of $35,000 per month payable to one individual and $25,000 per month payable to the other individual.  The Company or either Consultant had the right to terminate the agreement at any time upon thirty days prior written notice to the other party.  The agreement with the individual at the rate of $35,000 per month was terminated by the Company as of May 15, 2010 and the agreement with the individual at the rate of $25,000 per month was terminated by the Company as of June 30, 2010.  Total expenses incurred by the Company from March 1, 2010 though termination of the services provided by the Consultants was $187,000.

Effective June 1, 2010, the Company relocated its headquarters to the offices of Bedford Oak Advisors, LLC in Mount Kisco, New York.  The Company is subleasing a portion of the space and has access to various administrative support services on a month-to-month basis at the rate of approximately $19,700 per month.  General and administrative expenses for the year ended December 31, 2011 and 2010 includes $236,000 and $138,000, respectively, related to the sublease arrangement.

On February 24, 2011, Thomas J. Hayes was appointed Chief Operating Officer of the Company.  Mr. Hayes is also a Managing Director of Bedford Oak Advisors, LLC.  In addition, on October 31, 2012 the Company’s Compensation Committee  approved an annual salary of $200,000 for Thomas Hayes, the Chief Operating Officer of the Company, effective September 1, 2012 since Mr. Hayes is currently devoting 100% of his time to planning for the future growth and operations of the Company, as well as business development activities for Winthrop.  Mr. Hayes is a Managing Director at Bedford Oak.  Included in Accrued expenses in the Condensed Consolidated Balance Sheet at September 30, 2012 is $52,000 due to Bedford Oak for increased facility and support expenses, as well as reimbursement for compensation paid by Bedford Oak to Mr. Hayes for the month of September 2012.

On June 18, 2012 the Company entered into the Merger Agreement with Winthrop, which closed on December 19, 2012.  In anticipation of the closing of the Merger, the Company is transitioning from a “shell company” as defined in Rule 12b-2 of the Exchange Act, into an operating company.  As a result, on October 31, 2012 the Company’s Audit Committee approved an increase in the monthly sublease and administrative support services rate, due to increased personnel costs and space utilization, to approximately $40,700 per month, such increase to be effective September 1, 2012.

Transactions with Peter Donovan

The Merger Agreement also provides that the Company will so long as Mr. Donovan holds at least 750,000 shares of Company Common Stock, and subject to the fiduciary duties of the Company’s Board of Directors, include Mr. Donovan on the Board of Directors of the Company.  The Merger Agreement also provides that the Company will (i)   include the word “Wright” in its legal name on or prior to the 12 month anniversary of the Closing Date and (ii) include the word “Winthrop” in the name of the Surviving Entity and continue such usages for as long as they are owned, directly or indirectly, by the Company, except in any such case if otherwise agreed upon by the Company and the Securityholders’ representative,

In connection with the Company’s obligation pursuant to the Merger Agreement to include Mr. Donovan on the Board of Directors of the Company, Harvey Eisen, Chief Executive Officer of the Company (“Mr. Eisen”), and certain entities managed by him, have agreed to vote, or cause to be voted, all shares of Company Common Stock beneficially owned by them or with respect to which they have or share voting authority, in favor of the election of Mr. Donovan to, and against his removal from, the board of directors of the Company, until the earlier of (A) the later of (i) five years from the Closing Date and (ii) such time after five years from the Closing Date as the board of directors of the Company determines, in the exercise of its fiduciary duties, not to re-nominate Mr. Donovan as a director, and (B) the date that Mr. Donovan, his spouse and his account in The Wright Investors’ Service Deferred Savings, Profit Sharing and Investment Plan and Trust (the “Winthrop Plan”) cease to beneficially own, in the aggregate, at least 750,000 shares of Company Common Stock.  Mr. Eisen and the entities managed by him currently have voting authority with respect to approximately 28% of the outstanding Company Common Stock.

Director Independence

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been growing public and regulatory focus on the independence of directors.  The Company is not subject to the listing requirements of any securities exchange, including Nasdaq, because the Company’s common stock is traded on the over-the-counter bulletin board.  However, in July 2007, the Board of Directors adopted the standards for independence for Nasdaq-listed companies, and the independence determinations that follow are based upon the criteria established by Nasdaq for determining director independence and upon the criteria established by Nasdaq and the SEC for determining Audit Committee member independence.

The Board of Directors determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making each of these independence determinations, the Board of Directors considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Using the objective and subjective independence criteria enumerated in the Nasdaq marketplace rules listing requirements and SEC rules, the Board of Directors has reviewed all relationships between each director and the Company and, based on this review, the Board of Directors has affirmatively determined that, in accordance with Nasdaq independence criteria, (i) Mr. Schafran is independent, (ii) Messrs. Eisen, Donovan and Greenberg are not independent.

Legal Proceedings

On or about December 14, 2011, the Official Committee of Unsecured Creditors of TMG Liquidation Corp on behalf of the estates of debtors created as a result of filing under Chapter 11 by Merit filed an adversary proceeding against the Company with the United States Bankruptcy Court for the District of South Carolina, seeking to void the sale of Five Star to Merit.  Management believes the claim is without merit and the Company intends to vigorously defend this matter.

Market for the Registrant’s Common Equity and Related Stockholder Matters.

The following table presents the high and low bid and asked prices for the Company’s common stock for the nine months ended September 30, 2012 and for the year ended December 31, 2011.  The Company’s common stock, $0.01 par value, is quoted on the OTC Bulletin Board.  Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Quarter	High	Low

2012	First	$3.02	$1.75
	Second	$3.09	$2.83
	Third	$3.02	$2.60

2011	First	$1.60	$1.41
	Second	$1.60	$1.47
	Third	$1.65	$1.45
	Fourth	$1.90	$1.30

The number of stockholders of record of the Company’s common stock as of December 14, 2012 was 919 and the closing price on the OTC Bulletin Board of such common stock on that date was $2.52 per share.

The Company did not declare or pay any cash dividends on its common stock in 2011 or the nine months ended September 31, 2012.  The Company currently intends to retain future earnings to finance the growth and development of its business and does not intend to pay cash dividends in the foreseeable future.

Issuer Purchases of Equity Securities

On December 15, 2006, the Company’s Board of Directors authorized the Company to repurchase up to 2,000,000 shares, or approximately 11%, of its outstanding shares of common stock on that date, from time to time either in open market or privately negotiated transactions.  The Company undertook this repurchase program in an effort to increase stockholder value.

On August 13, 2008, the Company’s Board of Directors authorized an increase of 2,000,000 shares, or approximately 11% of the Company’s then-outstanding shares of common stock, to the Company’s stock repurchase program and on March 29, 2011 the Company’s Board of Directors authorized an increase of an additional 1,000,000 shares to be repurchased.

There were no common stock repurchases made by or on behalf of the Company during the nine months ended September 30, 2012 and year ended December 31, 2011.  At September 30, 2012 a total of 3,208,179 shares of common stock remained available for purchase.

Recent Sales of Unregistered Securities

Issuances of Equity Securities

On the Closing Date of the Merger, the Company issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), 881,206 shares of Company Common Stock as Merger Consideration to those holders of Winthrop Common Stock who elected to receive Company Common Stock as Merger Consideration.  These shares were issued pursuant to exemptions from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

This issuance qualified for exemption from registration under the Securities Act because (i) the recipients of such shares were accredited investors, (ii) the Company did not engage in any general solicitation or advertising in connection with the issuance, and (iii) the recipients of such shares received restricted securities.

On January 4, 2012, April 4, 2012 and July 9, 2012 the Company issued without registration under the Securities Act , shares of Company common stock to Lawrence G. Schafran, a director of the Company, in payment of his quarterly directors fees.  Mr. Schafran received 1,654, 1,049 and 1,078 shares of Company common stock, respectively.  The aggregate value of the 1,654, 1,049 and 1,078 shares of Company common stock issued to Mr. Schafran were each approximately $3,125 on the date of issuance.  These shares were issued pursuant to exemptions from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

This issuance qualified for exemption from registration under the Securities Act because (i) Mr. Schafran is an accredited investor, (ii) the Company did not engage in any general solicitation or advertising in connection with the issuance, and (iii) Mr. Schafran received restricted securities.

Item 8.01.  Other Events.

On December 20, 2012, the Company issued a press release announcing that it had completed the Merger of Winthrop pursuant to the Merger Agreement.  The Press Release is attached is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statement and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements of The Winthrop Corporation and subsidiaries described below are appended to this report beginning on page F-1.

Following are consolidated financial statements of The Winthrop Corporation and subsidiaries. These financial statements include: (i) audited balance sheets as of December 31, 2011 and 2010, and the related audited statements of operations and comprehensive income, changes in stockholders’ deficiency and cash flows for each of the years then ended and (ii) unaudited balance sheet as of September 30, 2012, changes in Stockholders' deficiency for the nine months ended September 30, 2012 and unaudited statements of operations and comprehensive income and cash flows for the nine month periods ended September 30, 2012 and 2011.

(b)	Pro forma financial information.

The Pro Forma Financial Information concerning the acquisition of the business operations of The Winthrop Corporation are appended to this report beginning on page F-3-1.

(c)	Shell company transactions.

Reference is made to Items 9.01 (a) and 9.01 (b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits.

The following exhibits are filed with this report:

2.1  Agreement and Plan of Merger, dated June 18, 2012, by and among National Patent Development Corporation, NPT Advisors Inc., The Winthrop Corporation, and Peter M. Donovan as the securityholders’ Representative.  Incorporated herein by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on June 19, 2012.

3(i)  Articles of Incorporation of National Patent Development Corporation.  Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form S-1, Registration No. 333-118568.

3(ii)  Bylaws of National Patent Development Corporation.  Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form S-1, Registration No. 333-118568.

9.1  Form of Investors’ Rights Agreement*

10.1  Employment Agreement entered into on June 18, 2012 between the Company and Peter M. Donovan.  Incorporated herein by reference to Exhibit 10.1 of the Registrant’s Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.2  Employment Agreement entered into on June 18, 2012 between the Company and Amit S. Khandwala.  Incorporated herein by reference to Exhibit 10.2 of the Registrant’s Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.3  Employment Agreement entered into on June 18, 2012 between the Company and Theodore S. Roman.  Incorporated herein by reference to Exhibit 10.3 of the Registrant’s Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.4  Employment Agreement entered into on June 18, 2012 between the Company and Anthony E. van Daalen.  Incorporated herein by reference to Exhibit 10.4 of the Registrant’s Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.5  Non-Competition and Non-Solicitation Agreement entered into on June 18, 2012 between the Company and Peter M. Donovan.  Incorporated herein by reference to Exhibit 10.5 of the Registrant’s Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.6  Non-Competition and Non-Solicitation Agreement entered into on June 18, 2012 between the Company and Amit S. Khandwala.  Incorporated herein by reference to Exhibit 10.6 of the Registrant’s Form  10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.7  Non-Competition and Non-Solicitation Agreement entered into on June 18, 2012 between the Company and Theodore S. Roman.  Incorporated herein by reference to Exhibit 10.7 of the Registrant’s Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.8  Non-Competition and Non-Solicitation Agreement entered into on June 18, 2012 between the Company and Anthony E. van Daalen.  Incorporated herein by reference to Exhibit 10.8 of the Registrant’s Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012.

10.9  Form of Restricted Stock Unit Agreement*

10.10 Form of Support Agreement*

10.11  Lease between The Winthrop Corporation, Tenant and 440 Wheelers Farms Road, L.L.C., Landlord dated July 16, 1999, as amended.  *

10.12 Side Letter Agreement between The Winthrop Corporation, Tenant and 440 Wheelers Farms Road, L.L.C., Landlord, dated July 16,1999  *

10.13 Amendment between  The Winthrop Corporation, Tenant and 440 Wheelers Farms Road, L.L.C., Landlord, dated January 7, 2000 *

10.14 Premises and Relocation Lease Amendment between The Winthrop Corporation, Tenant and 440 Wheelers Farms Road, L.L.C., Landlord, dated October 8,2003 *

10.15 **Agreement Upon Withdrawal by the Winthrop Corporation from Worldscope /Disclosure LLC dated as of June 1, 2012*,

10.16 Agreement of Lease between SOVA Merritt LLC, Landlord and the Winthrop Corporation dated March 17, 2008 *

10.17 Modification of Amendment to Security Agreement Dated March, 2005 between The Winthrop Corporation  and Merritt Acquisitions LLC, as successor in interest to 440 Wheelers Farm Road, LLC*

10.18 **Distribution Agreement between Thomson Reuters (Markets) LLC and Wright Investors’ Service, dated November 30, 2009*,

21.1  Subsidiaries of the Registrant*

99.1  Press Release, dated December 19, 2012*

*Filed Herewith

**Indicates confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements December 31, 2011 and 2010:	Page

Independent auditors’ report	F1-1

Consolidated balance sheets as of December 31, 2011 and 2010	F1-2

Consolidated statements of operations for the years ended December 31, 2011 and 2012	F1-3

Consolidated statements of changes in stockholders’ deficiency for the years ended December 31, 2011 and 2010	F1-4

Consolidated statements of cash flows for the years ended December 31, 2011 and 2010	F1-5

Notes to consolidated financial statements December 31, 2011 and 2010	F1-6

Interim Consolidated Financial Statements September 30, 2012 and 2011:

Interim Consolidated Balance Sheet as of September 30, 2012 (unaudited)	F2-1

Interim Consolidated Statements of Operations for the nine months ended September 30, 2012 and 2011 (unaudited)	F2-2

Interim Consolidated Statement of Stockholder Deficiency for the nine months ended September 30, 2012	F2-3

Interim Consolidated Statements of Cash Flows for the nine months ended September 30, 2012 and 2011 (unaudited)	F2-4

Notes to Interim Consolidated Financial Statements (unaudited)	F2-5

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements:

Pro forma Condensed Combined Consolidated Balance Sheet as of September 30, 2012	F3-2

Pro forma Condensed Combined Consolidated Statements of Operations for the nine months ended September 30, 2012	F3-3

Pro forma Condensed Combined Consolidated Statement of Operations for the year ended December 31, 2011	F3-4

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	F3-5

Financial Statements

THE WINTHROP CORPORATION
AND SUBSIDIARIES

Years Ended December 31, 2011 and 2010

Report of Independent Registered Public Accounting Firm

Board of Directors
The Winthrop Corporation
Milford, Connecticut

We have audited the accompanying consolidated balance sheets of The Winthrop Corporation and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, shareholders’ equity (deficiency), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of The Winthrop Corporation and Subsidiaries as of December 31, 2011 and 2010, and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Dworken, Hillman, LaMorte & Sterczala, P.C.

December 12, 2012

F1-1

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
		(Restated)
Assets
Cash and cash equivalents	$511,900	$707,355
Short-term investments (Notes 3 and 7)	317,323	319,714
Accounts receivable (Note 4)	487,212	301,817
Property and equipment (Note 5)	77,886	92,352
Prepaid costs and other	259,249	321,590
Total Assets	$1,653,570	$1,742,828

Liabilities and Shareholders’ Equity (Deficiency)
Liabilities:
Accounts payable and accrued expenses	$585,259	$602,578
Deferred revenue	12,817	21,711
Accrued compensation and bonuses	64,663	16,667
Officer retirement bonus payable (Note 6)	1,191,718	1,075,042
Total liabilities	1,854,457	1,715,998
Commitments (Note 8)
Shareholders’ equity (deficiency) (Notes 9 and 12)	(200,887)	26,830
Total Liabilities and Shareholders’ Equity (Deficiency)	$1,653,570	$1,742,828

See notes to consolidated financial statements.

F1-2

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2011	2010
		(Restated)
Revenues:
Investment management services	$2,840,920	$2,583,254
Other investment advisory services (Note 7)	2,841,992	2,883,379
Financial research and related data	830,159	203,842
Total revenues	6,513,071	5,670,475
Costs and expenses:
Salaries and employee benefits	4,568,879	4,307,558
Other selling and administrative	936,161	943,471
Facilities	620,802	619,623
Professional and outside services	638,857	594,223
Total costs and expenses	6,764,699	6,464,875
Loss from operations	(251,628)	(794,400)
Other expense:
Loss on asset disposal		847
Loss before income taxes	(251,628)	(795,247)
Income tax expense (Note 10):
Current	3,400	2,900
Net loss	$(255,028)	$(798,147)

See notes to consolidated financial statements.

F1-3

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIENCY)

							Treasury Stock
	Class A Common		Class B Common				Shares		Amount
					Additional
					Paid-In	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Class A	Class B	Class A	Class B	Total

Balance, January 1, 2010, as previously reported	57,077	$57,077	19,070	$19,070	$1,027,060	$1,487,458	11,846	6,695	$(336,144)	$(61,042)	2,193,479

Adjustment for impairment of deferred income taxes						(1,419,000)					(1,419,000)

Balance, January 1, 2010, as restated	57,077	57,077	19,070	19,070	1,027,060	68,458	11,846	6,695	(336,144)	(61,042)	774,479

Net loss (restated)						(798,147)					(798,147)

Stock-based compensation expense					54,267						54,267

Common shares purchased for treasury							71		(3,769)		(3,769)

Balance, December 31, 2010 (restated)	57,077	57,077	19,070	19,070	1,081,327	(729,689)	11,917	6,695	(339,913)	(61,042)	26,830

Net loss						(255,028)					(255,028)

Stock-based compensation expense					29,266						29,266

Common shares purchased
for treasury							36		(1,955)		(1,955)

Balance, December 31, 2011	57,077	$57,077	19,070	$19,070	$1,110,593	$(984,717)	11,953	6,695	$(341,868)	$(61,042)	$(200,887)

See notes to consolidated financial statements.

F1-4

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2011	2010
		(Restated)
Cash flows from operating activities:
Net loss	$(255,028)	$(798,147)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,251	64,372
Stock based compensation expense	29,266	54,267
Gain on short-term investments	6,847	(34,310)
Loss on disposal of assets		847
Changes in operating assets and liabilities:
Accounts receivable	(185,395)	101,321
Prepaid costs and other	62,341	(4,087)
Accounts payable and accrued expenses	(17,319)	60,112
Deferred revenue	(8,894)	(11,637)
Accrued compensation and bonuses	47,996	16,667
Officer retirement bonus payable	116,676	(19,877)
Net cash used in operating activities	(170,259)	(570,472)
Cash flows from investing activities:
Purchase of short-term investments	(4,456)	(4,062)
Additions to property and equipment	(18,785)	(55,017)
Net cash used in investing activities	(23,241)	(59,079)
Cash flows from financing activities:
Purchase of treasury stock	(1,955)	(3,769)
Net cash used in financing activities	(1,955)	(3,769)
Net change in cash and cash equivalents	(195,455)	(633,320)
Cash and cash equivalents, beginning	707,355	1,340,675
Cash and cash equivalents, ending	$511,900	$707,355

See notes to consolidated financial statements.

F1-5

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

1.	Summary of significant accounting policies:

Business and principles of consolidation:

The Company provides a wide range of financial products and services to an international client base consisting primarily of pension plans, banks and other institutions and high net-worth individuals.

The consolidated financial statements include the accounts of The Winthrop Corporation and its wholly-owned subsidiaries.  Intercompany accounts and transactions were eliminated in consolidation.

Estimates and assumptions:

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates used.

Cash and cash equivalents:

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.  Investments in money market mutual funds are considered cash equivalents.

Property and equipment:

Property and equipment are stated at cost.  Depreciation is provided by use of the straight-line method over the estimated useful life of the related asset.  Leasehold improvements are amortized over the shorter of the term of the lease or the estimated useful life of the related asset.  Accelerated depreciation methods are used for income tax reporting purposes.

Revenue recognition:

Investment advisory revenue is recognized over the period in which the service is performed.  Accordingly, the amount of investment advisory revenue billed as of the balance sheet date relating to periods after the balance sheet date is included as deferred revenue.  Revenue from research reports is recognized monthly as earned.

F1-6

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

1.	Summary of significant accounting policies (continued):

Profit sharing plan:

The Company has a non-contributory Profit Sharing Plan and a contributory Employee Deferred Savings and 401(k) Plan covering substantially all employees.  Employer contributions are made in amounts as determined by the Board of Directors.

Income taxes:

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be reversed.  These items relate principally to the deductibility of certain expenses and the future benefits to be recognized upon the utilization of certain operating loss carryforwards.  A valuation allowance is provided for deferred tax assets not expected to be realized.

Stock based compensation:

The Company accounts for its stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718, “Compensation-Stock Compensation” (ASC 718). ASC 718 requires companies to measure compensation expense for all stock based payments to employees based on the fair value at the date of grant and recognize expense over the vesting period.

Reclassifications:

Certain prior year balances have been reclassified to conform with current year presentation.

2.	Restatement:

Subsequent to the issuance of the 2010 financial statements, the Company performed an analysis of its expected future utilization of its net operating losses and identified that deferred tax assets related to these tax benefits would not more likely than not be realized.  As a result, the Company has restated its beginning balance of retained earnings as of January 2010, and its 2010 financial statements to record an allowance against its previously recorded balance.  The effect of this restatement was to reduce beginning retained earnings by $1,419,000, increase previously reported net loss for 2010 by $296,000 which decreased retained earnings as of December 31, 2010 by $1,715,000.

F1-7

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

3.	Short-term investments:

Estimated fair value is based on the criteria outlined in Accounting Standard Codification No. 820 (ASC 820) “Fair Value Measurements and Disclosures”.  ASC 820 established a “three-tier” valuation hierarchy to prioritize the assumptions used in valuation techniques to measure fair value.  The three levels of fair value hierarchy under ASC 820 are described below:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measure- ment date for identical, unrestricted assets or liabilities;

•	Level 2 – Quoted prices in active markets for similar assets and liabilities or quoted prices in less active, dealer or broker markets;

•	Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and are unobservable.

Short-term investments, principally in Company managed mutual funds and separate securities accounts, are stated at market based on the net asset value of the funds or the year-end closing price of the underlying security.  Short-term investment values were determined utilizing Level 1 inputs.

The following is a summary of current trading marketable securities at December 31, 2011 and 2010:

	2011
	Amortized Cost	Unrealized Gains	Estimated Fair Value
Cash	$58,239		$58,239
Mutual funds (See Note 7)	124,862	$3,600	128,462
Equity securities	122,502	7,620	130,122
Bonds	500		500
	$306,103	$11,220	$317,323

	2010
	Amortized Cost	Unrealized Gains	Estimated Fair Value
Cash	$57,732		$57,732
Mutual funds (See Note 7)	113,700	$19,028	132,728
Equity securities	109,683	19,071	128,754
Bonds	500		500
	$281,615	$38,099	$319,714

F1-8

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

4.	Accounts receivable:

The Company continuously monitors the creditworthiness of customers and establishes an allowance for amounts that may become uncollectible in the future based on current, economic trends, historical payment and bad debt write-off experience, and any specific customer related collection issues.

5.	Property and equipment:

	December 31,
	2011	2010
Computer software	$363,252	$362,044
Computer equipment	213,225	198,762
Office furniture and equipment	461,104	457,990
Leasehold improvements	279,079	279,079
Publishing machinery	42,834	42,834
Automobiles	58,018	58,018
	1,417,512	1,398,727
Less accumulated depreciation and amortization	(1,339,626)	(1,306,375)
	$77,886	$92,352

6.	Retirement programs:

Officer retirement bonus:

The officer retirement bonus is an unfunded deferred compensation program providing retirement benefits equal to 10% of annual compensation, as defined, to those officers who are employed by the Company until their retirement.  The total obligation under this plan is $2,016,074.  The annual amount provided is computed at a present value, utilizing a discount rate that market participants would use in pricing such liability and considering factors applicable to the liability. Amortization of discount to present value was $116,675 in 2011 and $56,549 in 2010.  Payments under the plan in 2010 were $76,426, there were no payments made in 2011.  Effective December 1, 1999, the Plan was frozen so that no additional benefits will be earned.

F1-9

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

6.	Retirement programs (continued):

Officer retirement bonus (continued):

Payments to be made under this Plan are:

Year Ending December 31:
2012	$104,167
2013	150,000
2014	150,000
2015	57,259
2016	50,000
Thereafter	1,504,648
$2,016,074

Employee savings and profit sharing plan:

The Company has an elective Employee Deferred Savings and 401(k) Plan (Plan) and profit sharing plan to provide its employees with additional income upon retirement.  At the discretion of the Board of Directors, the Company may contribute an amount not to exceed federally imposed limits on qualified plans.  The aggregate benefit payable to any employee is dependent upon the rate of contribution, earnings of the investments selected under the Plan, and the length of time such employee continues as a participant.  The Company made no contributions in 2011 and contributed $14,452 in 2010 to its 401(k) Plan.  No contributions were made to the profit sharing plan in 2011 or 2010.

7.	Related party transactions:

The Company acts as investment advisor, its subsidiary acts as principal underwriter, and several Company officers are also officers for a family of mutual funds.  The Company invests its excess funds in these mutual funds.  Investment management and distribution fees are calculated based upon the net asset values of the respective funds.  Fees earned were $1,154,000 in 2011 and $1,407,000 in 2010.

The Company provided a subsidy to several of its funds by reimbursing certain of the funds’ operating expenses.  Total fund subsidies were $341,000 in 2011 and $472,000 in 2010 and are recorded as part of other investment advisory services revenue.

F1-10

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

8.	Commitments:

Leases:

The Company leases office facilities under noncancellable operating leases expiring in 2013, which, in addition to the minimum lease payments, require an allocation of electricity and property taxes.

The Company also subleases a portion of their office facilities under operating leases expiring in 2013.

Future minimum payments and sublease receivable under noncancellable operating leases are as follows:

Year Ending December 31:	Lease	Sublease
2012	$237,140	$53,142
2013	212,245	48,708
	$449,385	$101,850

Total rental expense, net of sublease income, including operating costs, under operating leases was $356,589 in 2011 and $360,484 in 2010.

9.	Common stock and treasury stock:

Class A and B common stock, have $1 par value, 100,000 and 50,000 shares authorized and may elect 30% and 70% respectively, of the Board of Directors.  Class C common stock is non-voting, has a $1 par value and has 50,000 shares authorized with no shares issued.

10.	Income taxes:

At December 31, 2011, the Company had approximately $8,425,000 and $1,262,000 of net operating loss carryforwards to offset state and federal taxable income, respectively, which are scheduled to expire at various dates through 2031.  For financial reporting purposes, a valuation allowance of $1,748,000 has been recognized for the related deferred tax asset as of December 31, 2011.  The Company is no longer subject to examination for years prior to 2008.

	2011		2010
	Current	Deferred	Current	Deferred
Tax expense (benefit) before application of operating loss carryforward	$3,400	$(33,000)	$2,900	$(296,000)
Change in valuation allowance		33,000		296,000
	$3,400	$-	$2,900	$-

F1-11

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

10.	Income taxes (continued):

The following table reconciles the Company’s effective income tax rate on loss before income taxes to the Federal statutory rate for the years ended December 31, 2011 and 2010:

	2011	2010
Federal Statutory rate	(34.0%)	(34.0%)
Effect of reduced tax rate brackets	4.6	-
Valuation allowance of deferred tax benefit	13.1	37.2
Other adjustments	16.3	(3.2)
State income taxes, net of federal benefit	1.4	.4
	1.4%	.4%

Deferred taxes are compared of the following at December 31, 2011 and 2010:

	2011	2010
Net operating loss carryforwards	$1,061,300	$1,095,400
Deferred compensation	488,600	440,800
Other temporary differences	198,100	178,800
Less valuation reserve	(1,748,000)	(1,715,000)
Net deferred tax assets	$-	$-

11.	Supplemental disclosures of cash flow information:

Cash paid for income taxes was $10,000 in 2011 and $12,000 in 2010.

12.	Stock plans:

The Company has issued non-qualified stock options covering 2,568 shares of Class A, 1,926 shares of Class B and 2,470 shares of Class C common stock.  The purpose of the options is to attract, retain and motivate certain employees by providing the opportunity to acquire an ownership interest in the Company.  Shares awarded entitle the shareholder to all rights of common stock ownership.  Options are granted with an exercise price equal to a purchase price formula defined by the Company which represents the fair market value of the stock at the date of grant.  The options vest based on 5 years of continuous service and have 7 year contractual terms from the date of vesting.  Options granted are fully vested as of 2011 (See Note 13).

F1-12

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

12.	Stock plans (continued):

The Company has an obligation to repurchase the shares, upon request of the participant, at the price yielded by calculating their value using the same formula as of the calendar year end immediately preceding the repurchase request.  The Company has no liability recorded for the options as of 2011 and 2010, since the exercise price for the options exceeds the formula price at such date.

The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model.

The following summarizes the transactions of the Company’s stock options for the years ended December 31, 2011 and 2010:
	Shares Subject To option	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)
Outstanding, January 1, 2010	7,735	$151.59	6.93
Forfeited	(771)	151.59
Outstanding, December 31, 2010	6,964	$151.59	7.24
Exercisable at December 31, 2010	6,516	$151.59	7.24
Outstanding and exercisable at December 31, 2011	6,964	$151.59	6.24

The total compensation recognized was $29,266 in 2011 and $54,267 in 2010.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions by grant year:

Risk free interest rate	4.88%
Expected dividend yield	0%
Expected volatility factor	15.03%
Expected option terms, in years	7.0

F1-13

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

12.	Stock plans (continued):

Stock appreciation rights:

The Company has a stock appreciation rights plan that allows for 5,000 rights awards to be provided to certain employees as determined by the Board of Directors.  The value of the right is determined at the award date and is based on a formula of revenue and pre-tax earnings, divided by the number of outstanding shares of common stock and outstanding stock appreciation rights. The right may be redeemed after the second anniversary of the award date within an eight year period.  As of December 31, 2011, 419 appreciation rights have been awarded under the plan.  Based on the formula, the Company has no obligation under this plan at December 31, 2011 and 2010. See Note 13.

13.	Subsequent event:

Subsequent to year end, the Company and its shareholders entered into an agreement to sell the Company to National Patent Development Corp. (“National”) for $6,614,000.  Shareholders have the option to receive cash or common shares of National for their holdings.  In connection with those agreements, the Company voted to terminate both its Stock Option Plan and Stock Appreciation Rights Plan.

Management has evaluated subsequent events through December 12, 2012, the date which the financial statements were available for issue.

F1-14

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(Unaudited)

September 30,
2012
Assets
Cash and cash equivalents	$464,399
Short-term investments (Notes 2 and 6)	341,183
Accounts receivable (Note 3)	530,923
Other receivables (Note 12)	277,009
Property and equipment (Note 4)	55,765
Prepaid costs and other	254,673
Total Assets	$1,923,952

Liabilities and Shareholders’ Deficiency
Liabilities:
Accounts payable and accrued expenses (Note 12)	$936,846
Deferred revenue	17,734
Accrued compensation and bonuses	7,790
Officer retirement bonus payable	1,203,285
Total liabilities	2,165,655
Commitments (Note 7)
Shareholders’ deficiency (Notes 9 and 12)	(241,703)
Total Liabilities and Shareholders’ Deficiency	$1,923,952

See notes to consolidated financial statements.

F2-1

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Revenues:
Investment management services	$2,109,780	$2,178,591
Other investment advisory services (Note 7)	2,170,834	2,047,879
Financial research and related data	695,377	414,222
Total revenues	4,975,991	4,640,692
Costs and expenses:
Salaries and employee benefits	3,386,381	3,221,329
Other selling and administrative	750,267	695,716
Facilities	420,329	463,167
Professional and outside services (Note 12)	459,580	482,085
Total costs and expenses	5,016,557	4,862,297
Loss from operations before income taxes	(40,566)	(221,605)
Income tax expense (benefit) (Note 10):
Current	250	(658)
Net loss	$(40,816)	$(220,947)

See notes to consolidated financial statements.

F2-2

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIENCY
(Unaudited)

							Treasury Stock
	Class A Common		Class B Common				Shares		Amount
					Additional
					Paid-In
	Shares	Amount	Shares	Amount	Capital	Deficit	Class A	Class B	Class A	Class B	Total

Balance, January 1, 2012	57,077	$57,077	19,070	$19,070	$1,110,593	$(984,717)	11,953	6,695	$(341,868)	$(61,042)	$(200,887)

Net loss						(40,816)					(40,816)

Balance, September 30, 2012	57,077	$57,077	19,070	$19,070	$1,110,593	$(1,025,533)	11,953	6,695	$(341,868)	$(61,042)	$(241,703)

See notes to consolidated financial statements.

F2-3

THE WINTHROP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(40,816)	$(220,947)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,848	26,613
Stock based compensation expense		47,603
(Gain) loss on short-term investments	(23,860)	34,913
Changes in operating assets and liabilities:
Accounts receivable	(43,711)	52,938
Other receivables	(277,009)
Prepaid costs and other	4,576	(38,836)
Accounts payable and accrued expenses	351,587	(48,719)
Deferred revenue	4,917	(2,179)
Deferred compensation and bonuses	(45,306)	38,080
Net cash used in operating activities	(45,774)	(110,534)
Cash flows from investing activities:
Additions to property and equipment	(1,727)	(14,538)
Net cash used in investing activities	(1,727)	(14,538)
Net change in cash and cash equivalents	(47,501)	(125,072)
Cash and cash equivalents, beginning	511,900	707,355
Cash and cash equivalents, ending	$464,399	$582,283

See notes to consolidated financial statements.

F2-4

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

1.	Summary of significant accounting policies:

Business, principles of consolidation and basis of presentation:

The Company provides a wide range of financial products and services to an international client base consisting primarily of pension plans, banks and other institutions and high net-worth individuals.

The consolidated financial statements include the accounts of The Winthrop Corporation and its wholly-owned subsidiaries.  Intercompany accounts and transactions were eliminated in consolidation.

The accompanying interim financial statements have not been audited, but have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information.  In the opinion of management, this interim information includes all material adjustments, which are of a normal and recurring nature, necessary for a fair presentation.  The results for the 2012 interim period are not necessarily indicative of results to be expected for the entire year.

Estimates and assumptions:

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates used.

Cash and cash equivalents:

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.  Investments in money market mutual funds are considered cash equivalents.

Property and equipment:

Property and equipment are stated at cost.  Depreciation is provided by use of the straight-line method over the estimated useful life of the related asset.  Leasehold improvements are amortized over the shorter of the term of the lease or the estimated useful life of the related asset.  Accelerated depreciation methods are used for income tax reporting purposes.

F2-5

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

1.	Summary of significant accounting policies (continued):

Revenue recognition:

Investment advisory revenue is recognized over the period in which the service is performed.  Accordingly, the amount of investment advisory revenue billed as of the balance sheet date relating to periods after the balance sheet date is included as deferred revenue.  Revenue from research reports is recognized as earned.

Profit sharing plan:

The Company has a non-contributory Profit Sharing Plan and a contributory Employee Deferred Savings and 401(k) Plan covering substantially all employees.  Employer contributions are made in amounts as determined by the Board of Directors.

Income taxes:

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be reversed.  These items relate principally to the deductibility of certain expenses and the future benefits to be recognized upon the utilization of certain operating loss carryforwards.  A valuation allowance is provided for deferred tax assets not expected to be realized.

Stock based compensation:

The Company accounts for its stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718, “Compensation-Stock Compensation” (ASC 718). ASC 718 requires companies to measure and recognize compensation expense for all stock based payments to employees based on the fair value at the date of grant.

2.	Short-term investments:

Estimated fair value is based on the criteria outlined in Accounting Standard Codification No. 820 (ASC 820) “Fair Value Measurements and Disclosures”.  ASC 820 established a “three-tier” valuation hierarchy to prioritize the assumptions used in valuation techniques to measure fair value.  The three levels of fair value hierarchy under ASC 820 are described below:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measure- ment date for identical, unrestricted assets or liabilities;

F2-6

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

2.	Short-term investments (continued):

•	Level 2 – Quoted prices in active markets for similar assets and liabilities or quoted prices in less active, dealer or broker markets;

•	Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and are unobservable.

Short-term investments, principally in Company managed mutual funds and separate securities accounts, are stated at the net asset value of the funds or the year-end closing price of the underlying security.  All investments are classified as Level 1 investments.

The following is a summary of current trading marketable securities at September 30, 2012:

	September 30, 2012
	Amortized Cost	Unrealized Gains (Losses)	Estimated Fair Value
Cash	$206,170		$206,170
Mutual funds (See Note 6)	19,858	$(905)	18,953
Equity securities	100,336	15,224	115,560
Bonds	500		500
	$326,864	$14,319	$341,183

3.	Accounts receivable:

The Company continuously monitors the creditworthiness of customers and establishes an allowance for amounts that may become uncollectible in the future based on current, economic trends, historical payment and bad debt write-off experience, and any specific customer related collection issues.

F2-7

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

4.	Property and equipment:

September 30,
2012
Computer software	$363,252
Computer equipment	213,225
Office furniture and equipment	462,832
Leasehold improvements	279,079
Publishing machinery	42,834
Automobiles	58,018
1,419,240
Less accumulated depreciation and amortization	(1,363,475)
$55,765

5.	Retirement programs:

Officer retirement bonus:

The officer retirement bonus is an unfunded deferred compensation program providing retirement benefits equal to 10% of annual compensation, as defined, to those officers who are employed by the Company until their retirement.  The total obligation under the Plan is $2,003,574.  The amount provided, computed at present value, utilizing a discount rate of 12% for active employees and 6% for retired employees, was $51,411 in 2012 and $18,953 in 2011.  Payments under the Plan were $32,962 in 2012 and none in 2011.  Effective December 1, 1999, the Plan was frozen so that no additional benefits will be earned.

Employee savings and profit sharing plan:

The Company has an elective Employee Deferred Savings and 401(k) Plan (Plan) and profit sharing plan to provide its employees with additional income upon retirement.  At the discretion of the Board of Directors, the Company may contribute an amount not to exceed federally imposed limits on qualified plans.  The aggregate benefit payable to any employee is dependent upon the rate of contribution, earnings of the investments selected under the Plan, and the length of time such employee continues as a participant.  The Company made no contributions in 2012 or 2011 to its 401(k) and profit sharing plans.

F2-8

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

6.	Related party transactions:

The Company acts as investment advisor, its subsidiary acts as principal underwriter, and several Company officers are also officers for a family of mutual funds.  The Company invests its excess funds in these mutual funds.  Investment management and distribution fees are calculated based upon the net asset values of the respective funds.  Fees earned were $841,100 in 2012 and $1,062,600 in 2011.

The Company provided a subsidy to several of its funds by reimbursing certain of the funds’ operating expenses.  Total fund subsidies were $0 for the nine months ended September 30, 2012 and $269,248 for 2011 and are recorded as part of other investment advisory services revenue.

7.	Commitments:

Leases:

The Company leases office facilities under noncancellable operating leases expiring in 2013, which, in addition to the minimum lease payments, require an allocation of electricity and property taxes.

The Company also subleases a portion of their office facilities under operating leases expiring in 2013.

Future minimum payments and sublease receivable under noncancellable operating leases are as follows:

Year Ending December 31:	Lease	Sublease
2012 (remaining)	$57,885	$13,286
2013	212,245	48,708
	$270,130	$61,994

Rent expense was $213,897 and $251,195 for the nine months ended September 30, 2012 and 2011, respectively.

F2-9

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

8.	Common stock and treasury stock:

Class A and B common stock, have $1 par value, 100,000 and 50,000 shares authorized and may elect 30% and 70% respectively, of the Board of Directors.  Class C common stock is non-voting, has a $1 par value and has 50,000 shares authorized with no shares issued.

9.	Income taxes:

At December 31, 2011, the Company had approximately $8,424,000 and $1,260,000 of net operating loss carryforwards to offset state and federal taxable income, respectively, which are scheduled to expire at various dates through 2031.  For financial reporting purposes, a valuation allowance of $1,712,000 has been recognized for the related deferred tax asset as of December 31, 2011.

	Nine months ended September 30,
	2012		2011
	Current	Deferred	Current	Deferred
Tax expense (benefit) before application of operating loss carryforward	$36,250		(658)	$(30,000)
Benefit of loss carryforward	(36,000)	$36,000
Change in valuation allowance	-	(36,000)	-	30,000
	$250	$-	$(658)	$-

10.	Supplemental disclosures of cash flow information:

Cash paid for income taxes was $250 and $3,000 for the nine months ended September 30, 2012 and 2011, respectively.

F2-10

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

11.	Stock plans:

The Company has issued non-qualified stock options covering 2,568 shares of Class A, 1,926 shares of Class B and 2,470 shares of Class C common stock.  The purpose of the options is to attract, retain and motivate certain employees by providing the opportunity to acquire an ownership interest in the Company.  Shares awarded entitle the shareholder to all rights of common stock ownership.  Options are granted with an exercise price equal to a purchase price formula defined by the Company which represents the fair market value of the stock at the date of grant.  The options vest based on 5 years of continuous service and have 7 year contractual terms from the date of vesting.  Options granted are fully vested in 2012.  In connection with entering into an agreement to sell the stock of the Company (see Note 12), management voted to terminate this plan in June 2012.

The Company has an obligation to repurchase the shares, upon request of the participant, at the price yielded by calculating their value using the same formula as of the calendar year end immediately preceding the repurchase request.  The Company has no liability recorded for the options as of 2012 and 2011, since the exercise price for the options exceeds the formula price at such date.

The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model.

The following summarizes the transactions of the Company’s stock option plan for the nine and the year ended December 31, 2011:

	Shares Subject To option	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)
Outstanding and exercisable at December 31, 2011	6,964	$151.59	6.24

The total compensation of shares vested was $47,601 for the nine months ended September 30, 2011, respectively.

F2-11

THE WINTHROP CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2012 and 2011
(Unaudited)

11.	Stock plans (continued):

Stock appreciation rights:

The Company has a stock appreciation rights plan that allows for 5,000 rights awards to be provided to certain employees as determined by the Board of Directors.  The value of the right is determined at the award date and is based on a formula of revenue and pre-tax earnings, divided by the number of outstanding shares of common stock and outstanding stock appreciation rights. The right may be redeemed after the second anniversary of the award date within an eight year period.  As of December 31, 2011, 419 appreciation rights have been awarded under the plan.  Based on the formula, the Company has no obligation under this plan at 2012 and 2011.  In connection with an agreement to sell the stock of the Company, management voted to terminate this Plan in June 2012.

12.	Sale of Company:

In June 2012, the Company and its shareholders entered into a merger agreement with National Patent Development Corporation (“National”) for shareholders to sell National their stock holdings for $6,614,000.  Shareholders have the option to receive cash or common shares of National for their holdings.

In connection with this agreement, the Company has incurred professional and related costs of $370,923, and is expected to be reimbursed by National $277,009 which is included in other receivables.

F2-12

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following unaudited pro forma condensed combined consolidated financial statements give effect to the acquisition of 100% of the outstanding stock of the Winthrop Corporation (“Winthrop”), by National Patent Development Corporation (“National Patent”).

The unaudited pro forma financial statements presented below are based on the historical financial statements of National Patent and Winthrop. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the acquisition are described in the accompanying notes presented on the following pages. The unaudited pro forma balance sheet assumes that the acquisition took place on September, 30, 2012 and the unaudited pro forma statements of operations assume that the acquisition took place on January 1, 2011.

The unaudited pro forma financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had National Patent and Winthrop been a combined company during the specific periods. The unaudited pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to,  and should be read in conjunction with, the historical consolidated financial statements of National Patent included in its Annual Report on Form 10-K for the year  ended December 31, 2011, and its unaudited condensed consolidated financial statements included in its Form 10-Q for the quarterly period ended September 30, 2012, and the historical financial statements of Winthrop included herein.

F3-1

NATIONAL PATENT DEVELOPMENT CORPORATION
PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
September 30, 2012
(in thousands, except per share amounts)
(Unaudited)

	Historical National Patent	Historical Winthrop	Pro Forma Adj inc / (dec)		Pro Forma Balance Sheet
Assets
Current assets
Cash and cash equivalents	$24,832	$464	$(4,852)	(a)	$20,444
Short-term investments	-	341	-		341
Accounts receivables	-	531	(277)	(ii)	254
Refundable and prepaid income taxes	55	-	-		55
Prepaid expenses and other current assets	61	482	-		543

Total current assets	24,948	1,818	(5,129)		21,637

Property, plant and equipment, net	-	56	-		56
Intangible assets, net	-	-	4,322	(d)	4,322
Goodwill	-	-	3,498	(e )	3,775
			277	(ii)
Investment in undeveloped land	355	-	-		355
Other assets	275	50	-		325
Total assets	$25,578	$1,924	$2,968		$30,470

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$381	$944	-		$1,325
Income taxes payable	331	-	-		331
Deferred revenue	-	18	-		18
Current portion of officers retirement bonus liability	-	150	-		150
Total current liabilities	712	1,112	-		1,824

Deferred tax liability	-	-	707	(g)	-
			(707)	(i)
Liability for contingent consideration	-	-	392	(c )	392
Officers retirement bonus liability	-	1,053	(311)	(f)	742
Total liabilities	712	2,165	81		2,958

Stockholders’ equity
Common stock	181	76	9	(b)	190
			(76)	(h)
Additional paid-in capital	30,004	1,111	1,930	(b)	31,934
			(1,111)	(h)
Accumulated deficit	(3,960)	(1,025)	1,025	(h)	(3,253)
			707	(i)
Treasury stock, at cost	(1,359)	(403)	403	(h)	(1,359)
Total stockholders' equity	24,866	(241)	2,887	(b)	27,512
Total liabilities and stockholders’ equity	$25,578	$1,924	$2,968		$30,470

See accompanying notes

F3-2

NATIONAL PATENT DEVELOPMENT CORPORATION
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2012
(in thousands, except per share amounts)
(Unaudited)

	Historical National Patent	Historical Winthrop	Pro Forma Adj increase / (decrease)		Pro Forma Statement of Operations
Revenues
Investment management services	$-	$2,110	$-		$2,110
Other investment advisory services	-	2,171	-		2,171
Financial research and related data	-	695	-		695
	-	4,976	-		4,976
Expenses
Acquisition related costs	860	94	(954)	(m)	-
Selling, general and administrative	1,349	4,923	424	(j)	7,365
			501	(k)
			168	(l)

	2,209	5,017	139		7,365
Operating (loss) income	(2,209)	(41)	(139)		(2,389)
Investment and other income, net	(27)	-	-		(27)
(Loss) income from continuing operations before income taxes	(2,236)	(41)	(139)		(2,416)
Income tax expense	(193)	-	-		(193)
Loss from continuing operations	$(2,429)	$(41)	$(139)		$(2,609)

Basic and diluted loss per share from
continuing operations	$(0.14)				$(0.14)
Weighted average common shares outstanding	17,586		1,484	(n)	19,070

See accompanying notes

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NATIONAL PATENT DEVELOPMENT CORPORATION
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2011
(in thousands, except per share amounts)
(Unaudited)

	Historical National Patent	Historical Winthrop	Pro Forma Adj increase / (decrease)		Pro Forma Statement of Operations
Revenues
Investment management services	$-	$2,841	$-		$2,841
Other investment advisory services	-	2,842	-		2,842
Financial research and related data	-	830	-		830
	-	6,513	-		6,513
Expenses
Selling, general and administrative	1,812	6,765	566	(j)	10,250
			855	(k)
			252	(l)

	1,812	6,765	1,673		10,250
Operating Loss	(1,812)	(252)	(1,673)		(3,737)
Investment and other income, net	18	-	-		18
Loss from continuing operations before income taxes	(1,794)	(252)	(1,673)		(3,719)
Income tax expense	(257)	(3)	-		(260)
Loss from continuing operations	$(2,051)	$(255)	$(1,673)		$(3,979)

Basic and diluted loss per share from
continuing operations	$(0.12)				$(0.21)
Weighted average common shares outstanding	17,580		1,360	(n)	18,940

See accompanying notes

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Acquisition

On December 19, 2012 (the “Closing Date”) National Patent Development Corporation, a Delaware corporation (the “Company” or “National Patent”), completed the acquisition of The Winthrop Corporation, a Connecticut corporation (“Winthrop”), an investment management, financial advisory and investment research firm, pursuant to that certain  Agreement and Plan of Merger (the “Merger Agreement”) dated June 18, 2012. In accordance with the Merger Agreement, a wholly-owned newly formed subsidiary of the Company, was merged with and into Winthrop and Winthrop became a wholly-owned subsidiary of the Company.

 On the Closing Date, 881,206 shares of Company Common Stock were issued by the Company as merger consideration to those holders of Winthrop Common Stock who elected to receive Company Common Stock as merger consideration and the Company paid cash totaling $4,852,000 to those holders of Winthrop Common Stock who elected to receive cash as merger consideration. Pursuant to the Merger Agreement and an Investors’ Rights Agreement, holders of Winthrop Common Stock who elected to receive Company Common Stock as merger consideration are subject to a three-year transfer restriction on such Company Common Stock. Further, the Company has agreed to pay contingent consideration in cash to a holder of Winthrop common stock who received 852,228 shares of Company Common Stock to the extent that such shares have a value of less than $1,900,000 on the expiration of the three year period based on the average closing price of the Company’s Common Stock for the ten trading days prior to such date.

Pursuant to the Merger Agreement, the Company has entered into employment agreements with four key Winthrop employees having initial terms of five years for one employee and three years for three employees which provide for compensation in the form of base salary, various bonuses and restricted stock units, representing Company Common Stock (“RSUs”).  The employment agreements provide for automatic annual renewals unless notice of non-renewal is given at least six months prior to the applicable employment period.

The preliminary purchase price is comprised of the following:

(a) Cash paid	$4,852,000
(b) Issuance of 881,206 common shares of National Patent based on the closing price of $2.75 per share on September 30, 2012 and a 20% discount to reflect the three-year transfer restriction	1,939,000
(c)Fair Value of contingent consideration related to guarantee of a value of common shares issued based on preliminary estimate.	392,000

$7,183,000

The final purchase price will be based on the market price of National Patent’s Common Stock on the Closing Date and final determination of the fair value of the contingent consideration.

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The preliminary purchase price allocation is as follows:

		Total estimated fair value

Current assets		$1,541,000

Intangible assets:
Investment management and advisory contracts	$ 3,236,000
Trademarks	433,000
Proprietary software and technology	653,000
		4,322,000
Other non-current assets		106,000
Goodwill		3,775,000
Current liabilities		(962,000)
Officer retirement bonus liability		(892,000)
Deferred taxes payable		(707,000)

Total preliminary purchase price		$7,183,000

The allocation of the purchase price to Winthrop’s tangible and intangible assets acquired and liabilities assumed was based on their estimated fair values. These allocations are preliminary and are subject to further management review and may change. The excess of the purchase price of the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. For tax purposes, the Merger is treated as a taxable acquisition of Winthrop’s stock with no changes in the tax basis of Winthrop’s assets and liabilities. A deferred tax liability has been recorded for the excess of the fair values over the tax bases of the acquired assets and assumed liabilities with a corresponding increase to goodwill.

2. Pro Forma Adjustments

The pro forma adjustments included in the pro forma financial statements are as follows:

Balance Sheet

(a)	Represents cash paid to holders of Winthrop common stock

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(b)	Represents estimated fair value of 881,206 common shares of National Patent issued to holders of Winthrop common stock

(c)
Represents liability for fair value of contingent consideration. At each reporting date such liability will be adjusted to its then fair value with changes in fair value recognized in earnings until the contingent consideration arrangement is resolved

(d)	Represents the adjustment to record the estimated fair value of intangible assets acquired

(e)	Represents the adjustment to record goodwill related to the acquisition

(f)	Represents the adjustment to record Officer’s retirement bonus liability at fair value on date of acquisition based on a 14% discount rate

(g)
Represents the adjustment to record a net deferred tax liability for the excess of deferred taxes related to excess of fair values over the tax basis of acquired net assets of Winthrop over Winthrop’s existing deferred tax asset for its Federal net operating loss carry forward

(h)	Represents the elimination of the stockholders’ deficit accounts of Winthrop

(i)
Represents elimination of National Patent’s deferred tax valuation allowance to the extent of the net deferred federal tax liability recorded in the acquisition (see (g)), which will be recorded as a deferred federal tax benefit in earnings at the date of acquisition and accordingly has been credited to accumulated deficit. This adjustment results as Winthrop will be included in National Patent’s consolidated federal income tax return from date of acquisition and therefore deferred federal tax liabilities recorded in connection with the acquisition are able to offset the reversal of National Patent’s pre-existing deferred tax assets

(ii)	Represents the elimination of the receivable from National Patent for reimbursement of costs incurred by Winthrop related to the acquisition

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Statement of Operations

				For the year ended December 31, 2011	For the nine months ended September 30, 2012
(j) Represents amortization of fair values of intangible assets of Winthrop recorded upon acquisition as follows:
Intangible	Fair value	Estimated useful life	Annual Amortization

Investment management and Advisory Contracts	$3,236,000	9 years	$360,000	$360,000	$270,000
Trademarks	433,000	10 years	43,000	43,000	32,000
Proprietary software and technology	653,000	4 years	163,000	163,000	122,000
	$4,322,000			$566,000	$424,000
(k) Represents adjustment to reflect compensation arrangements resulting from new employment agreements with four key employees as follows:
Aggregate annual base salaries				$1,050,000	$788,000
Aggregate annual retention and performance bonuses (1)				355,000	251,000
Annual expense related to an aggregate of 370,000 RSUs granted to employees which vest equally over three years; valued based on the closing price of National Patent’s common stock of $ 2.75 per share as of September 30, 2012 and an average discount of 11% for post-vesting restrictions on sale until the three year anniversary of the grant date (1)				303,000	227,000

Total compensation under new employment agreements				1,708,000	1,266,000

Historical compensation expense				853,000	765,000

Adjustment for increased compensation				$855,000	$501,000

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(1) Does not include $878,500 of bonuses to executives which are payable on the Closing Date and $1,054,000 for the value of 479,280 RSUs granted to such executives which will vest on the Closing Date and are subject to post-vesting restrictions on sale for three years, which will be charged to expense for the year ending December 31, 2012 as such items have a one-time effect and will not have a continuing impact on operations.

The value of such RSUs is based on the closing price of National Patent’s Common Stock of $2.75 per share of September 30, 2012 and a discount of 20% for post vesting restrictions on sale.  The actual compensation cost related to RSUs granted will be based on the market price of National Patent’s common stock on the Closing Date and a discount of 20% for post-vesting restrictions on sale.

F3-9

	For the year ended December 31, 2011	For the nine months ended September 30, 2012

(l) Represents adjustment to reflect increase, effective September 1, 2012, in the monthly sublease and administrative support services rate from $19,700 to $40,700 (or $252,000 per year) charged to National Patent by Bedford Oak Advisors, LLC., a related party, as a result of the acquisition and National Patent transitioning from a shell company into an operating company	$252,000	$168,000

(m) Elimination of acquisition related cost representing a non-recurring charge directly related to the acquisition of $860,000 for National Patent and $94,000 for Winthrop		954,000

(n) Basic and diluted pro forma loss per share is computed based on the following:

Weighted average common shares of National Patent outstanding during the period	17,580,000	17,586,000

Common shares of National Patent issued to holders of Winthrop common stock as merger consideration	881,206	881,206
Vested RSUs to be settled with common shares of National Patent:
Vested on Closing Date	479,280	479,280
Vested on first anniversary of Closing Date (370,000 x 1/3)		123,333

Pro forma weighted average common shares - basic and diluted	18,940,486	19,069,819

Diluted pro forma loss per share excludes the following common stock equivalents as they are anti-dilutive:
Stock options	3,300,000	3,300,000
Unvested RSUs	370,000	246,667
	3,670,000	3,546,667

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

By:	/s/ Ira J. Sobotko

Name:	Ira J. Sobotko

Title:	Vice President & Chief Financial Officer

Dated:  December 21, 2012